Filed Pursuant to Rule 424(b)(2)
Registration No. 333-252387

PROSPECTUS SUPPLEMENT

(To prospectus dated February 8, 2021)

Republic of Peru

U.S.$1,750,000,000 2.783% U.S. Dollar-Denominated Global Bonds Due 2031

U.S.$1,250,000,000 3.300% U.S. Dollar-Denominated Global Bonds Due 2041

U.S.$1,000,000,000 3.550% U.S. Dollar-Denominated Global Bonds Due 2051

The Republic of Peru is offering U.S.$1,250,000,000 aggregate principal amount of its 3.300% U.S. Dollar-Denominated Global Bonds Due 2041 (the “2041 bonds”), U.S.$1,000,000,000 aggregate principal amount of its 3.550% U.S. Dollar-Denominated Global Bonds Due 2051 (the “2051 bonds”) and U.S.$1,750,000,000 aggregate principal amount of its 2.783% U.S. Dollar-Denominated Global Bonds Due 2031 (the “2031 new bonds” and, together with the 2041 bonds and the 2051 bonds, the “bonds”). The 2031 new bonds will be a further issuance of, and will be consolidated, form a single series, and be fully fungible for tax purposes with, Peru’s outstanding 2.783% U.S. Dollar-Denominated Global Bonds due 2031 issued in an aggregate principal amount of U.S.$2,000,000,000 on April 23, 2020 (the “2031 initial bonds” and, together with the 2031 new bonds, the “2031 bonds”). Upon the consummation of this offering, the aggregate principal amount of the 2031 bonds will be U.S.$3,750,000,000. The 2031 new bonds will have terms and conditions identical to the 2031 initial bonds, other than the issue date and the issue price, and will constitute part of the same series as, and vote together as a single class with, the 2031 initial bonds. The 2031 initial bonds and the new bonds will share the same CUSIP and ISIN numbers and be fungible. The 2041 bonds will bear interest at the rate of 3.300% per year, accruing from March 10, 2021. The 2051 bonds will bear interest at the rate of 3.550% per year, accruing from March 10, 2021. The 2031 new bonds will bear interest at the rate of 2.783% per year, accruing from January 23, 2021. Interest on the 2041 bonds is payable on March 11 and September 11 of each year, beginning on September 11, 2021. Interest on the 2051 bonds is payable on March 10 and September 10 of each year, beginning on September 10, 2021. Interest on the 2031 new bonds is payable on January 23 and July 23 of each year, beginning on July 23, 2021. The final maturity of the 2041 bonds will be March 11, 2041. The final maturity of the 2051 bonds will be March 10, 2051. The final maturity of the 2031 new bonds will be January 23, 2031. After giving effect to the offering, the total amount outstanding of Peru’s 2031 bonds will be U.S.$3,750,000,000.

We may redeem the 2041 bonds, in whole or in part, at any time or from time to time prior to September 11, 2040 (six months prior to the maturity date of the 2041 bonds) by paying the greater of the outstanding principal amount of the 2041 bonds and a “make-whole” amount. In addition, we may redeem the 2041 bonds, in whole or in part, at any time or from time to time on or after September 11, 2040 (six months prior to the maturity date of the 2041 bonds), at a redemption price equal to 100% of the principal amount of 2041 bonds to be redeemed, plus accrued and unpaid interest. We may redeem the 2051 bonds, in whole or in part, at any time or from time to time prior to September 10, 2050 (six months prior to the maturity date of the 2051 bonds) by paying the greater of the outstanding principal amount of the 2051 bonds and a “make-whole” amount. In addition, we may redeem the 2051 bonds, in whole or in part, at any time or from time to time on or after September 11, 2050 (six months prior to the maturity date of the 2051 bonds), at a redemption price equal to 100% of the principal amount of 2051 bonds to be redeemed, plus accrued and unpaid interest. We may redeem the 2031 bonds, in whole or in part, at any time or from time to time prior to October 23, 2030 (three months prior to the maturity date of the 2031 bonds) by paying the greater of the outstanding principal amount of the 2031 bonds and a “make-whole” amount. In addition, we may redeem the 2031 bonds, in whole or in part, at any time or from time to time on or after October 23, 2030 (three months prior to the maturity date of the 2031 bonds), at a redemption price equal to 100% of the principal amount of 2031 bonds to be redeemed, plus accrued and unpaid interest. See “Description of the Bonds—Optional Redemption.”

The bonds will be direct, general, unconditional, unsubordinated and unsecured obligations of Peru. Each series of bonds will rank equally, without any preference among themselves, with all of Peru’s other existing and future unsecured and unsubordinated obligations relating to external indebtedness of Peru, as described under “Description of the Securities—Debt Securities—Defined Terms” in the accompanying prospectus.

The bonds will contain provisions regarding acceleration and future modifications to their terms, including “collective action clauses.” Under these provisions, which differ from the terms of Peru’s external indebtedness issued prior to August 6, 2015 and which are described in “Description of the Bonds—Collective Action Clauses,” “Description of the Bonds—Meetings, Amendments and Waivers—Collective Action” in this prospectus supplement and in “Description of the Securities—Debt Securities—Default; Acceleration of Maturity,” “Description of the Securities—Debt Securities—Collective Action Clauses” and “Description of the Securities—Debt Securities—Meetings, Amendments and Waivers—Collective Action” in the accompanying prospectus, Peru may amend the payment provisions of any series of its debt securities (including the bonds) and other reserve matters listed in the indenture with the consent of the holders of: (1) with respect to a single series of debt securities, more than 75% of the aggregate principal amount outstanding of such series; (2) with respect to two or more series of debt securities, if certain “uniformly applicable” requirements are met, more than 75% of the aggregate principal amount of the outstanding debt securities of all series affected by the proposed modification, taken in the aggregate; or (3) with respect to two or more series of debt securities, more than 66 2/3% of the aggregate principal amount of the outstanding securities of all series affected by the proposed modification, taken in the aggregate, and more than 50% of the aggregate principal amount of the outstanding securities of each series affected by the proposed modification, taken individually.

We will apply to admit the bonds for listing on the Official List of the Luxembourg Stock Exchange and for trading on the Euro MTF Market.

	Price to Public(1)	Underwriting Fee(2)		Proceeds to Peru (before expenses and underwriting fee)(3)
3.300% U.S. Dollar-Denominated Global Bonds Due 2041	96.316%	U.S.$	468,750	U.S.$	1,203,950,000
3.550% U.S. Dollar-Denominated Global Bonds Due 2051	96.609%	U.S.$	375,000	U.S.$	966,090,000
2.783% U.S. Dollar-Denominated Global Bonds Due 2031	100.412%	U.S.$	656,250	U.S.$	1,757,210,000

(1)

With respect to 2041 bonds and 2051 bonds, plus accrued interest, if any, from March 10, 2021. With respect to the 2031 new bond, plus accrued and unpaid interest totaling U.S.$6,358,381.94 or U.S.$3.63 per U.S.$1,000 in principal amount of the 2031 bonds, from (and including) January 23, 2021 to (but excluding) March 10, 2021, the date Peru expects to deliver the 2031 new bonds offered by this prospectus supplement, plus accrued interest, if any, from March 10, 2021 if settlement occurs after that date. Purchasers of the 2031 new bonds will be entitled to receive the full amount of the next semi-annual regular interest payment of July 23, 2021.

(2)	See “Underwriting.”
(3)	See “Use of Proceeds.”

The underwriters are offering the bonds subject to various conditions. The underwriters expect to deliver the bonds to purchasers on or about March 10, 2021, through the book-entry facilities of The Depository Trust Company (“DTC”), and its direct or indirect participants including Euroclear S.A./N.V. (“Euroclear”) and Clearstream Banking, S.A. (“Clearstream”).

Global Coordinators and Bookrunners

BofA Securities	J.P. Morgan	Morgan Stanley

March 3, 2021

You should rely only on the information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference is accurate only as of its date. Our financial condition and prospects may have changed since that date.

Through and including April 12, 2021 (the 40th day after the date of this prospectus supplement), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus and prospectus supplement. This is in addition to a dealer’s obligation to deliver a prospectus and prospectus supplement when acting as an underwriter and with respect to an unsold allotment or subscription.

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NOTICE TO PROSPECTIVE INVESTORS IN THE EUROPEAN ECONOMIC AREA

The bonds are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in any Member State of the European Economic Area (“EEA”). For these purposes, (a) a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 (the “Prospectus Regulation”), and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the bonds to be offered so as to enable an investor to decide to purchase or subscribe for the bonds.

Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the bonds or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the bonds or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

Any distributor subject to MiFID II subsequently offering, selling or recommending the bonds is responsible for undertaking its own target market assessment in respect of the bonds and determining the appropriate distribution channels for the purposes of the MiFID II product governance rules under Commission Delegated Directive (EU) 2017/593 (the “Delegated Directive”). Neither Peru nor any of the underwriters make any representations or warranties as to a distributor’s compliance with the Delegated Directive.

NOTICE TO PROSPECTIVE INVESTORS IN THE UNITED KINGDOM

The bonds are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (the “UK”). For these purposes, (a) a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); or (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (“FSMA”) and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of UK domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of the Prospectus Regulation as it forms part of UK domestic law by virtue of the EUWA, and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the bonds to be offered so as to enable an investor to decide to purchase or subscribe for the bonds.

Consequently, no key information document required by the PRIIPs Regulation, as it forms part of UK domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”), for offering or selling the bonds or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the bonds or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

Any distributor subject to the FCA Handbook Product Intervention and Product Governance Sourcebook (the “UK MiFIR Product Governance Rules”), subsequently offering, selling or recommending the bonds is responsible for undertaking its own target market assessment in respect of the bonds and determining the appropriate distribution channels for the purposes of the UK MiFIR Product Governance Rules. Neither Peru nor any of the underwriters make any representations or warranties as to a distributor’s compliance with these UK MiFIR Product Governance Rules.

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This prospectus supplement is for distribution only to persons who: (i) are outside the United Kingdom; (ii) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”); (iii) are persons falling within Articles 49(2)(a) to (d) (“high net worth companies, unincorporated associations, etc.”) of the Financial Promotion Order; or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This prospectus supplement is directed only at relevant persons and it and its contents must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement relates is available only to relevant persons and will be engaged in only with relevant persons.

STABILIZATION

In connection with the offering, BofA Securities, Inc., J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC (the “Stabilizing Managers”) (or persons acting on their behalf) may over-allot bonds (provided that, in the case of any bonds to be admitted to trading on the Euro MTF Market, the aggregate principal amount of bonds allotted does not exceed 105% of the aggregate principal amount of the bonds subject to the offering) or effect transactions with a view to supporting the market price of the bonds during the stabilization period at a level higher than that which might otherwise prevail. However, stabilization action may not necessarily occur. Any stabilization action may begin on or after the date of adequate public disclosure of the terms of the offer of the bonds and, if begun, may cease at any time, but it must end no later than 30 calendar days after the date on which the issuer of the bonds received the proceeds of the issue, or no later than 60 calendar days after the date of allotment of the bonds, whichever is earlier. Any stabilization action or over-allotment must be conducted by the relevant Stabilizing Managers (or persons acting on their behalf) in accordance with all applicable laws and rules and will be undertaken at the offices of the Stabilizing Managers (or persons acting on their behalf) and on the Euro MTF Market of the Luxembourg Stock Exchange or the over-the-counter market.

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ABOUT THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

This prospectus supplement and the accompanying prospectus contain or incorporate by reference information you should consider when making your investment decision. You should rely only on the information provided or incorporated by reference in this prospectus supplement and the accompanying prospectus, which should be read together. References in this prospectus supplement to “we,” “us,” “our” and “Peru” are to the Republic of Peru.

We are furnishing this prospectus supplement and the accompanying prospectus solely for use by prospective investors in connection with their consideration of a purchase of bonds. After having made all reasonable queries, we confirm that:

•

the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, as a whole, is true and correct in all material respects and is not misleading as of the date of this prospectus supplement;

•	changes may occur in our affairs after the date of this prospectus supplement;

•	certain statistical information included in this prospectus supplement and the accompanying prospectus reflects the most recent reliable data readily available to us as of the date hereof or thereof;

•

we hold the opinions and intentions expressed in this prospectus supplement, the accompanying prospectus and any document incorporated by reference in this prospectus supplement and the accompanying prospectus, as superseded in this prospectus supplement;

•	to the best of our knowledge and belief, we have not omitted other facts, the omission of which makes this prospectus supplement and the accompanying prospectus, as a whole, misleading; and

•	we accept responsibility for the information we have provided or incorporated by reference in this prospectus supplement and the accompanying prospectus.

Prospective investors should rely on the information provided in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. No person is authorized to make any representation or give any information not contained in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. Any such representation or information not contained in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference in this prospectus supplement and the accompanying prospectus must not be relied upon as having been authorized by us or the underwriters. See “General Information—Where You Can Find More Information” in this prospectus supplement for information on the documents that are incorporated by reference in this prospectus supplement and the accompanying prospectus.

We are not offering to sell any securities other than the bonds offered under this prospectus supplement. We are not offering to sell the bonds in places where such offers are not permitted by applicable law. You should not assume that the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate as of any date other than their respective dates. Our economic, fiscal or political circumstances may have changed since such dates.

The bonds described in this prospectus supplement are debt securities of Peru being offered under registration statement no. 333-252387, filed with the U.S. Securities and Exchange Commission (the “SEC”) under the U.S. Securities Act of 1933, as amended (the “Securities Act”). The accompanying prospectus is part of that registration statement. The accompanying prospectus provides you with a general description of the securities that we may offer, and this prospectus supplement contains specific information about the terms of the offering and the bonds. This prospectus supplement together with the accompanying prospectus may only be used for the purpose for which they have been published. Before you invest, you should read this prospectus supplement and the accompanying prospectus, together with additional information described in “Where You Can Find More Information” in the accompanying prospectus.

As used in this prospectus supplement, the term “business day” means any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City or Lima, Peru.

The trustee assumes no responsibility for the accuracy or completeness of the information contained in this prospectus supplement or the accompanying prospectus or for any failure by us or any other party to disclose events that may have occurred and may affect the significance or accuracy of such information.

INCORPORATION BY REFERENCE

We are incorporating by reference into this prospectus supplement Peru’s most recent Annual Report on Form 18-K (the “Form 18-K”) for the fiscal year ended December 31, 2019, as filed with the SEC on October 19, 2020, Amendment No.  1 on Form 18-K/A (“Amendment No. 1”), as filed with the SEC on November 23, 2020 and Amendment No. 3 filed on Form 18-K/A (“Amendment No. 3”) as filed with the SEC on February 23, 2021 including, in each case, the exhibits that are specifically incorporated by reference therein, and each subsequent annual report on Form 18-K and amendment on Form 18-K/A filed after the date of this prospectus supplement and prior to the closing date.

FORWARD-LOOKING STATEMENTS

This prospectus supplement may contain forward-looking statements. Forward-looking statements are statements that are not historical facts. These statements are based on Peru’s current plans, estimates, assumptions and projections. Therefore you should not place undue reliance on them. Forward-looking statements speak only as of the date they are made, and Peru undertakes no obligation to update any of them in light of new information or future events.

Forward-looking statements involve inherent risks. Peru cautions you that many factors could adversely affect the future performance of the Peruvian economy. These factors include, but are not limited to:

•	external factors, such as:

•	public health crises and epidemics/pandemics, including the novel Coronavirus (“COVID 19”) pandemic, and worldwide effects thereof and responses thereto;

•	interest rates in financial markets outside Peru;

•	changes in Peru’s credit ratings;

•	changes in import tariffs and exchange rates;

•	changes in international commodity prices;

•	recession, low economic growth or economic contraction affecting Peru’s trading partners;

•	deterioration in the economic condition of Peru’s neighboring countries;

•

contraction of liquidity in the international financial markets and equity, debt or foreign exchange market volatility, which could lead to volatility in Peru, declines in foreign direct and portfolio investment and potentially lower international reserves;

•	international hostilities;

•

the decisions of international financial institutions, such as the International Monetary Fund, the Inter-American Development Bank, the International Bank for Reconstruction and Development and the Andean Development Corporation, regarding the terms of their lending and financial assistance to Peru; and

•	litigation and other legal proceedings; and

•	internal factors, such as:

•	political, economic, social or military issues or events in Peru, including as a result of public health crises in Peru, and the Peruvian government’s responses thereto;

•	deterioration in general economic and business conditions in Peru;

•	increase in crime rates;

•	natural events, such as climate change, earthquakes and floods;

•	reduction in foreign currency reserves;

•	reduction in fiscal revenue;

•	reduced levels of foreign direct investment;

•	the ability of the Peruvian government to enact key economic reforms;

•	higher domestic debt;

•	increased rates of domestic inflation;

•	the level of foreign direct and portfolio investment in Peru; and

•	prevailing Peruvian domestic interest rates.

SOVEREIGN IMMUNITY

Peru is a sovereign state. Consequently, it may be difficult for you to obtain or realize upon judgments of courts in the United States against Peru. Among other requirements, the execution by a Peruvian court of a judgment ordering payment by Peru of any principal or interest arising from the bonds will be subject to availability of funds according to the statute passed by the Peruvian Congress setting forth the budget corresponding to the fiscal year in which such payment is due.

Limitations Imposed by Budget Laws to Satisfy Payments on the bonds

A final judgment against Peru ordering payment on the bonds is subject to Peruvian budget regulations. Pursuant to the Budget National System Legislative Decree No. 1440 (Decreto Legislativo del Sistema Nacional del Presupuesto Público) that became effective on January 1, 2019, and the Public Sector Budget Law for Fiscal Year 2021, Law No. 31084 (Ley que aprueba el Presupuesto del Sector Público para el Año Fiscal 2021), payment by Peru of judgments, arbitral awards, conciliation minutes or direct treatment agreements (trato directo) is subject to the following process:

•	up to 5% of the budget corresponding to the Ministry of Economy and Finance (the “MEF”) may be allocated towards payments and judgments, subject to certain exceptions;

•	payments must be made by each Peruvian governmental entity (in our case, the MEF) from its respective bank account, taking into account all mandatory priorities;

•	up to 5%, the MEF would pay its creditors on a pro rata basis; and

•	payment requirements in excess of the 5% threshold must be included in the budgets approved for the following five fiscal years.

Enforceability of Judgments

If the payment of any Peruvian judicial order is not honored by the MEF, a proceeding for the execution of judicial resolutions may be initiated as provided for in article 688 et. seq. of the Peruvian Civil Procedure Code. Notwithstanding the foregoing, in accordance with section 73 of the Peruvian Political Constitution, public domain assets destined for the public service and use are inalienable and are not subject to any adverse possession (prescripción adquisitiva). Public domain assets are a special form of property that can only be set aside for the public use, a service to the community or national interest. As such, those assets as well as (i) property used by a diplomatic or consular mission of Peru; (ii) property of a military character and under the control of a military authority or defense agency of Peru; (iii) public property; (iv) shares of Peruvian public sector entities or shares of Peruvian private sector entities owned or controlled by Peru or by a Peruvian public sector entity, or revenues collected from the sale of such shares, to the extent such shares or revenues are exempt by Peruvian law from attachment or execution; or (v) funds deposited in Peru’s accounts held in the Peruvian financial system that constitute public domain property, are neither subject to liens or encumbrances nor to a judicial attachment. Conversely, assets not set aside for the public domain are subject to the private domain of the Peruvian government (which includes, among others, the cash deposits of the Peruvian government abroad) and as such may be encumbered or attached.

For more information, see “Description of the Securities—Jurisdiction, Consent to Service and Enforceability” in the accompanying prospectus.

CERTAIN LEGAL RESTRICTIONS

The distribution of materials relating to the offering and the transactions contemplated by the offering may be restricted by law in certain jurisdictions. If materials relating to the offering come into your possession, you must inform yourself and observe all of these restrictions. The materials relating to the offering do not constitute, and may not be used in connection with, an offer or solicitation in any place where offers or solicitations are not permitted. If a jurisdiction requires that the offering be made by a licensed broker or dealer and either the underwriters or any affiliate of the underwriters is a licensed broker or dealer in such jurisdiction, the offering shall be deemed to be made by such underwriter or such affiliate on behalf of Peru in such jurisdiction. For more information, see “Underwriting.”

SUMMARY OF THE OFFERING

This summary highlights information presented in greater detail elsewhere in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein. This summary is not complete and does not contain all the information you should consider before investing in the bonds. You should carefully read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference before investing.

Issuer	Republic of Peru.

Bonds	3.300% U.S. Dollar-Denominated Global Bonds due 2041, which we refer to herein as the “2041 bonds.”

3.550% U.S. Dollar-Denominated Global Bonds due 2051, which we refer to herein as the “2051 bonds.”

2.783% U.S. Dollar-Denominated Global Bonds due 2031, which we refer to herein as the “2031 new bonds” and, together with the 2041 bonds and the 2051 bonds, as the “bonds.”

The 2031 new bonds will be a further issuance of, and will be consolidated, form a single series, and be fully fungible for tax purposes with, Peru’s outstanding 2.783% U.S. Dollar-Denominated Global Bonds due 2031 issued in an aggregate principal amount of U.S.$2,000,000,000 on April 23, 2020, which we refer to herein as the “2031 initial bonds” and, together with the 2031 new bonds, the “2031 bonds.” The 2031 new bonds will have terms and conditions identical to the 2031 initial bonds, other than the issue date and the issue price, and will constitute part of the same series as, and vote together as a single class with, the 2031 initial bonds. The 2031 initial bonds and the 2031 new bonds will share the same CUSIP and ISIN numbers and be fungible.

After giving effect to the offering, the total amount outstanding of Peru’s 2031 bonds will be U.S.$3,750,000,000.

Issue Amount	For the 2041 bonds, U.S.$1,250,000,000 aggregate principal amount.

For the 2051 bonds, U.S.$1,000,000,000 aggregate principal amount.

For the 2031 new bonds, U.S.$1,750,000,000 aggregate principal amount.

Issue Price	For the 2041 bonds, 96. 316%, plus accrued interest, if any, from March 10, 2021.

For the 2051 bonds, 96. 609%, plus accrued interest, if any, from March 10, 2021.

For the 2031 new bonds, 100. 412%, plus accrued and unpaid interest, from (and including) January 23, 2021 to (but excluding) March 10, 2021, the date Peru expects to deliver the 2031 new bonds offered by this prospectus supplement, and any accrued interest from March 10, 2021 if settlement occurs after that date. Purchasers of the 2031 new bonds will be entitled to receive the full amount of the next semi-annual regular interest payment on July 23, 2021.

Final Maturity Date	For the 2041 bonds, March 11, 2041.

For the 2051 bonds, March 10, 2051.

For the 2031 new bonds, January 23, 2031.

Interest Rate	For the 2041 bonds, 3.300% per year, computed on the basis of a 360 day year of twelve 30 day months.

For the 2051 bonds, 3.550% per year, computed on the basis of a 360 day year of twelve 30 day months.

For the 2031 new bonds, 2.783% per year, computed on the basis of a 360 day year of twelve 30 day months.

Interest Payment Dates	For the 2041 bonds, March 11 and September 11 of each year, commencing on September 11, 2021.

For the 2051 bonds, March 10 and September 10 of each year, commencing on September 10, 2021.

For the 2031 bonds, January 23 and July 23 of each year, commencing on July 23, 2021.

Optional Redemption	We may redeem the 2041 bonds, in whole or in part, at any time or from time to time prior to September 11, 2040 (six months prior to the maturity date of the 2041 bonds) by paying the greater of the outstanding principal amount of the 2041 bonds and a “make-whole” amount calculated by a calculation agent appointed by us, in each case plus accrued and unpaid interest. In addition, we may redeem the 2041 bonds, in whole or in part, at any time or from time to time on or after September 11, 2040, (six months prior to the maturity date of the 2041 bonds) at a redemption price equal to 100% of the principal amount of 2041 bonds to be redeemed, plus accrued and unpaid interest.

We may redeem the 2051 bonds, in whole or in part, at any time or from time to time prior to September 10, 2050 (six months prior to the maturity date of the 2051 bonds) by paying the greater of the outstanding principal amount of the 2051 bonds and a “make-whole” amount calculated by a calculation agent appointed by us, in each case plus accrued and unpaid interest. In addition, we may redeem the 2051 bonds, in whole or in part, at any time or from time to time on or after September 10, 2050 (six months prior to the maturity date of the 2051 bonds) at a redemption price equal to 100% of the principal amount of 2051 bonds to be redeemed, plus accrued and unpaid interest.

We may redeem the 2031 new bonds, in whole or in part, at any time or from time to time prior to October 23, 2030 (three months prior to the maturity date of the 2031 bonds) by paying the greater of the outstanding principal amount of the 2031 bonds and a “make-whole” amount calculated by a calculation agent appointed by us, in each case plus accrued and unpaid interest. In addition, we may redeem the 2031 bonds, in whole or in part, at any time or from time to time on or after October 23, 2030 (three months prior to the maturity date of the 2031 bonds) at a redemption price equal to 100% of the principal amount of 2031 bonds to be redeemed, plus accrued and unpaid interest.

See “Description of the bonds—Optional Redemption.”

The bonds will not benefit from any sinking fund.

Use of Proceeds	The aggregate proceeds from the sale of the bonds will be U.S.$3,927,250,000. The aggregate underwriting fee of U.S.$1,500,000 will be paid separately by us, as described under “Underwriting.” We intend to use the net proceeds from this offering to finance general budgetary requirements for fiscal year 2021.

Collective Action Clauses	The bonds will contain provisions regarding acceleration and future modifications to their terms, including “collective action clauses.”

Under these provisions, which differ from the terms of Peru’s external indebtedness issued prior to August 6, 2015 and which are described in “Description of the bonds—Collective Action Clauses” in this prospectus supplement and in “Description of the Securities—Debt Securities—Default; Acceleration of Maturity,” “Description of the Securities—Debt Securities—Collective Action Clauses” and “Description of the Securities—Debt Securities—Meetings, Amendments and Waivers—Collective Action” in the accompanying prospectus, Peru may amend the payment provisions of any series of its debt securities (including the bonds) and other reserve matters listed in the indenture with the consent of the holders of: (1) with respect to a single series of debt securities, more than 75% of the aggregate principal amount outstanding of such series; (2) with respect to two or more series of debt securities, if certain “uniformly applicable” requirements are met, more than 75% of the aggregate principal amount of the outstanding debt securities of all series affected by the proposed modification, taken in the aggregate; or (3) with respect to two or more series of debt securities, more than 66 2/3% of the aggregate principal amount of the outstanding securities of all series affected by the proposed modification, taken in the aggregate, and more than 50% of the aggregate principal amount of the outstanding securities of each series affected by the proposed modification, taken individually.

Negative Pledge	The bonds contain certain covenants, including restrictions on the incurrence of liens. These covenants are subject to many exceptions.

Denominations	We will issue each series of the bonds only in denominations of U.S.$1,000 and integral multiples of U.S.$1,000 in excess thereof.

Ranking	The bonds will be direct, general, unconditional, unsubordinated and unsecured obligations of Peru. The bonds of each series will rank at least equally, without any preference among themselves, with all of our other existing and future unsecured and unsubordinated obligations relating to our external indebtedness as described under “Description of the Securities—Debt Securities—Defined Terms” in the accompanying prospectus.

Additional Amounts	We will make payments of principal and interest in respect of the bonds of each series without withholding or deduction for or on account of any present or future Peruvian taxes, duties, assessments or governmental charges of whatever nature except as required by law. If we are required by law to make any such withholding or deduction, we will pay such additional amounts as may be necessary to ensure the net amount received by holders after such withholding or deduction equals the amount such holders would have received in the absence of such withholding or deduction, subject to certain exceptions set forth under “Description of the bonds—Additional Amounts.”

Further Issues	Without the consent of holders of either series of the bonds, we may issue additional bonds of that series with the same terms and conditions as the outstanding bonds of that series, except for the issue date, issue price and amount of first interest payment, and we may consolidate the additional bonds of that series to form a single series with the outstanding bonds of that series issued hereunder.

Form of Securities	We will issue the bonds of each series in the form of one or more registered global bonds without coupons. No bonds will be issued in bearer form.

As an owner of a beneficial interest in the global bonds, you will generally not be entitled to have your bonds registered in your name, will not be entitled to receive certificates in your name evidencing the bonds and will not be considered the holder of any bonds under the indenture for the bonds.

Record Dates	The record date with respect to any interest and/or principal payment date will be the third day prior to that interest and/or principal payment date, whether or not that record date is also a business day.

Governing Law	The bonds issued hereunder will be governed by the laws of the State of New York.

Trustee	The Bank of New York Mellon.

Luxembourg Paying Agent	The Bank of New York Mellon SA/NV, Luxembourg Branch (formerly The Bank of New York Mellon (Luxembourg) S.A.).

Listing	We will apply to admit the bonds of each series for listing on the Official List of the Luxembourg Stock Exchange and for trading on the Euro MTF Market.

RISK FACTORS

An investment in the bonds involves a significant degree of risk. The information set forth below supplements the information contained in the Form 18-K, Amendment No. 1 and Amendment No. 3 and in each subsequent amendment on Form 18-K/A filed after the date of the Form 18-K and prior to the closing date. We have set forth risk factors in the Form 18-K and in subsequent amendments thereto, which are incorporated by reference in this prospectus supplement. Investors are urged to read carefully the entirety of the accompanying prospectus together with this prospectus supplement, and the documents incorporated by reference herein, and to note, in particular, the following considerations that relate specifically to the bonds.

Risk Factors Relating to the bonds

The price at which the bonds may trade in the secondary market is uncertain.

Peru has been advised by the underwriters that they intend to make a market in the bonds of each series but are not obligated to do so and may discontinue market making at any time without notice. Application will be made to list the bonds of each series on the Official List of the Luxembourg Stock Exchange and for trading on the Euro MTF Market of the Luxembourg Stock Exchange. No assurance can be given as to the liquidity of the trading market for the bonds of either series. The price at which the bonds may trade in the secondary market is uncertain.

The bonds will contain provisions that permit Peru to amend the payment terms without the consent of all holders.

The bonds will contain provisions regarding acceleration and voting on amendments, modifications and waivers which are commonly referred to as “collective action clauses.” Under these provisions, certain key terms of the bonds of a series may be amended, including the maturity date, interest rate and other payment terms, without consent of the holders of such bonds.

The bonds may be subject to withholding and capital gain taxes.

Under Peruvian income tax law, payments of interest made by Peru to a foreign holder of the bonds are not subject to any withholding tax and capital gains realized by a foreign holder on the sale or other disposition of the bonds are not subject to any Peruvian income tax.

If Peruvian tax law changes, interest payments you receive on the bonds may be subject to withholding tax and any capital gains realized on the sale or other disposition of the bonds may be subject to Peruvian income tax. In the event we are required by law to make any withholding with respect to payments of principal or interest, we will generally be required to pay additional amounts to holders to compensate them for such withholding, subject to certain exceptions. See “Description of the bonds—Additional Amounts.”

USE OF PROCEEDS

The aggregate proceeds from the sale of the bonds will be U.S.$3,927,250,000. The aggregate underwriting fee of U.S.$1,500,000 will be paid separately by us, as described under “Underwriting.” We intend to use the proceeds of this offering to finance general budgetary requirements for fiscal year 2021.

DESCRIPTION OF THE BONDS

The bonds will be issued under the indenture dated as of August 25, 2015 (the “indenture”) among us, The Bank of New York Mellon, as trustee, and The Bank of New York Mellon (Luxembourg) S.A., as Luxembourg paying agent. The bonds will be issued under Ministerial Resolution No. 090-2021-EF/52, in accordance with Law No. 31086, Public Sector Indebtedness for Fiscal Year 2021 (Ley de Endeudamiento del Sector Público para el Año Fiscal 2021), which we refer to as the “Authorizing Regulations”. The Spanish version of the Authorizing Regulations and its amendment can be obtained on the Ministry of Economy and Finance’s website at www.mef.gob.pe and an English translation thereof can be requested from such ministry using the contact information on the back cover page of this prospectus supplement. The accompanying prospectus sets forth the general terms of the bonds. This prospectus supplement describes the terms of the bonds in greater detail than the accompanying prospectus and may provide information that differs from the accompanying prospectus. If the information in this prospectus supplement differs from the accompanying prospectus, you should rely on the information in this prospectus supplement.

General

Unless otherwise specified, references in this section to the “bonds” mean the bonds we are offering hereby. The information contained in this “Description of the bonds” section and in the accompanying prospectus in “Description of the Securities” summarizes the material terms of the bonds and the indenture. However, because this is a summary, it does not contain all of the information that may be important to you as a potential investor in the bonds. Therefore, you should read the indenture and the form of the bonds before making your investment decision. We have filed copies of the indenture and the form of the bonds, and we will file copies of the bonds, with the SEC and at the office of the trustee in New York City. Copies of the indenture and the bonds will also be available from the Luxembourg paying agent at its address included on the back cover page of this prospectus supplement.

The 2031 new bonds will be a further issuance of, and will be consolidated, form a single series, and be fully fungible for tax purposes with, Peru’s outstanding 2.783% U.S. Dollar-Denominated Global Bonds due 2031 issued in an aggregate principal amount of U.S.$2,000,000,000 on April 23, 2020 (the “2031 initial bonds”). The 2031 initial bonds, together with the 2031 new bonds we are offering hereby, will constitute a single class of securities for all purposes, including, without limitation, for voting purposes under the fiscal agency agreement pursuant to which they will be issued.

Terms of the Bonds

The 2041 bonds will:

•	mature at par on March 11, 2041;

•	bear interest at 3.300% per year, computed on the basis of a 360 day year of twelve 30-day months;

•	pay interest semiannually in arrears in equal installments on March 11 and September 11 of each year, commencing on September 11, 2021;

•	except as set forth under “—Optional Redemption—2041 Bonds,” not be redeemable before maturity and not be entitled to the benefit of any sinking fund;

•	be issued in fully registered form, without coupons, registered in the names of investors or their nominees in denominations of U.S.$1,000 and integral multiples of U.S.$1,000 in excess thereof;

•

be our direct, general, unconditional, unsubordinated and unsecured external indebtedness and rank equal in right of payment with all of our other existing and future unsecured and unsubordinated external indebtedness;

•

be represented by one or more global bonds in fully registered form only, without coupons, registered in the name of a nominee of DTC. Beneficial ownership interests will be recorded only on, and transferred only through, the records maintained by DTC and its direct and indirect participants, including the depositaries for Euroclear and Clearstream; and

•	be available in definitive form only under certain limited circumstances.

The 2051 bonds will:

•	mature at par on March 10, 2051;

•	bear interest at 3.550% per year, computed on the basis of a 360 day year of twelve 30-day months;

•	pay interest semiannually in arrears in equal installments on March 10 and September 10 of each year, commencing on September 10, 2021;

•	except as set forth under “—Optional Redemption—2051 Bonds,” not be redeemable before maturity and not be entitled to the benefit of any sinking fund;

•	be issued in fully registered form, without coupons, registered in the names of investors or their nominees in denominations of U.S.$1,000 and integral multiples of U.S.$1,000 in excess thereof;

•

be our direct, general, unconditional, unsubordinated and unsecured external indebtedness and rank equal in right of payment with all of our other existing and future unsecured and unsubordinated external indebtedness;

•

be represented by one or more global bonds in fully registered form only, without coupons, registered in the name of a nominee of DTC. Beneficial ownership interests will be recorded only on, and transferred only through, the records maintained by DTC and its direct and indirect participants, including the depositaries for Euroclear and Clearstream; and

•	be available in definitive form only under certain limited circumstances.

The 2031 new bonds will:

•

be a further issuance of, and will be consolidated, form a single series, and be fully fungible for tax purposes with, Peru’s outstanding U.S.$2,000,000,000 2.783% U.S. Dollar Denominated Global Bonds due 2031 (CUSIP No. 715638 DF6, ISIN US715638DF60 and Common Code 216184157);

•	mature at par on January 23, 2031;

•	bear interest at 2.783 % per year, computed on the basis of a 360 day year of twelve 30-day months;

•	pay interest semiannually in arrears in equal installments on January 23 and July 23 of each year, commencing on July 23, 2021;

•	except as set forth under “—Optional Redemption—2031 New Bonds,” not be redeemable before maturity and not be entitled to the benefit of any sinking fund;

•	be issued in fully registered form, without coupons, registered in the names of investors or their nominees in denominations of U.S.$1,000 and integral multiples of U.S.$1,000 in excess thereof;

•

be our direct, general, unconditional, unsubordinated and unsecured external indebtedness and rank equal in right of payment with all of our other existing and future unsecured and unsubordinated external indebtedness;

•

be represented by one or more global bonds in fully registered form only, without coupons, registered in the name of a nominee of DTC. Beneficial ownership interests will be recorded only on, and transferred only through, the records maintained by DTC and its direct and indirect participants, including the depositaries for Euroclear and Clearstream; and

•	be available in definitive form only under certain limited circumstances.

Optional Redemption

2041 Bonds

We may, at our option, redeem the 2041 bonds, in whole or in part, at any time or from time to time prior to September 11, 2040 (six months prior to the maturity date of the 2041 bonds, the “2041 par call date”) at a redemption price calculated by calculation agent appointed by us equal to the greater of (1) 100% of the principal amount of such bonds and (2) the sum of the present values of the 2041 remaining payments, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the treasury rate plus 25 basis points, plus, in each case, any accrued and unpaid interest on the principal amount of the 2041 bonds up to, but excluding, the redemption date.

“2041 remaining payments” means the remaining payments of principal of and interest on the 2041 bonds that would be due after the related redemption date as if the 2041 bonds were redeemed on the 2041 par call date. If the applicable redemption date is not an interest payment date with respect to the 2041 bonds, the amount of the next succeeding scheduled interest payment on the 2041 bonds will be reduced by the amount of interest accrued on the 2041 bonds to such redemption date.

“Treasury rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity or interpolated yield to maturity of the comparable treasury issue. In determining the treasury rate, the price for the comparable treasury issue (expressed as a percentage of its principal amount) will be assumed to be equal to the comparable treasury price for such redemption date.

“Comparable treasury issue” means the United States Treasury security selected by an independent investment banker as having an actual or interpolated maturity comparable to the 2041 par call date of the 2041 bonds to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of debt securities of a comparable maturity to the 2041 par call date of the 2041 bonds to be redeemed.

“Independent investment banker” means one of the reference treasury dealers appointed by us.

“Comparable treasury price” means (1) the arithmetic average of the reference treasury dealer quotations for such redemption date after excluding the highest and lowest reference treasury dealer quotations, or (2) if we obtain fewer than four reference treasury dealer quotations, the arithmetic average of all reference treasury dealer quotations for such redemption date.

“Reference treasury dealer quotation” means, with respect to each reference treasury dealer and any redemption date, the arithmetic average, as determined by us, of the bid and asked prices for the comparable treasury issue (expressed in each case as a percentage of its principal amount) quoted in writing to us by such reference treasury dealer at 3:30 p.m. (New York City time) on the third business day preceding such redemption date.

“Reference treasury dealer” means BofA Securities, Inc., J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC, or their respective affiliates, each of which is a primary U.S. government dealer, plus one other leading primary United States government securities dealer in New York City reasonably designated by us not later than five Business Days preceding such redemption date; provided that, if any of the foregoing ceases to be a primary United States government securities dealer in New York City, we will substitute therefor another primary government securities dealer.

In addition, we may redeem the 2041 bonds, in whole or in part, at any time or from time to time on or after the 2041 par call date at a redemption price equal to 100% of the principal amount of 2041 bonds to be redeemed plus accrued and unpaid interest.

2051 Bonds

We may, at our option, redeem the 2051 bonds, in whole or in part, at any time or from time to time prior to September 10, 2050 (six months prior to the maturity date of the 2051 bonds, the “2051 par call date”) at a redemption price calculated by a calculation agent appointed by us equal to the greater of (1) 100% of the principal amount of such 2051 bonds and (2) the sum of the present values of the 2051 remaining payments, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the treasury rate plus 25 basis points, plus, in each case, any accrued and unpaid interest on the principal amount of the 2051 bonds up to, but excluding, the redemption date.

“2051 remaining payments” means the remaining payments of principal of and interest on the 2051 bonds that would be due after the related redemption date as if the 2051 bonds were redeemed on the 2051 par call date. If the applicable redemption date is not an interest payment date with respect to the 2051 bonds, the amount of the next succeeding scheduled interest payment on the 2051 bonds will be reduced by the amount of interest accrued on the 2051 bonds to such redemption date.

“Treasury rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity or interpolated yield to maturity of the comparable treasury issue. In determining the treasury rate, the price for the comparable treasury issue (expressed as a percentage of its principal amount) will be assumed to be equal to the comparable treasury price for such redemption date.

“Comparable treasury issue” means the United States Treasury security selected by an independent investment banker as having an actual or interpolated maturity comparable to the 2051 par call date of the 2051 bonds to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of debt securities of a comparable maturity to the 2051 par call date of the 2051 bonds to be redeemed.

“Independent investment banker” means one of the reference treasury dealers appointed by us.

“Comparable treasury price” means (1) the arithmetic average of the reference treasury dealer quotations for such redemption date after excluding the highest and lowest reference treasury dealer quotations, or (2) if we obtain fewer than four reference treasury dealer quotations, the arithmetic average of all reference treasury dealer quotations for such redemption date.

“Reference treasury dealer quotation” means, with respect to each reference treasury dealer and any redemption date, the arithmetic average, as determined by us, of the bid and asked prices for the comparable treasury issue (expressed in each case as a percentage of its principal amount) quoted in writing to us by such reference treasury dealer at 3:30 p.m. (New York City time) on the third business day preceding such redemption date.

“Reference treasury dealer” means BofA Securities, Inc., J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC, or their respective affiliates, each of which is a primary U.S. government dealer, plus one other leading primary United States government securities dealer in New York City reasonably designated by us not later than five Business Days preceding such redemption date; provided that, if any of the foregoing ceases to be a primary United States government securities dealer in New York City, we will substitute therefor another primary government securities dealer.

In addition, we may redeem the 2051 bonds, in whole or in part, at any time or from time to time on or after the 2051 par call date at a redemption price equal to 100% of the principal amount of 2051 bonds to be redeemed plus accrued and unpaid interest.

2031 New Bonds

We may, at our option, redeem the 2031 new bonds, in whole or in part, at any time or from time to time prior October 23, 2030 (three months prior to the maturity date of the 2031 bonds, the “ 2031 par call date”) at a redemption price calculated by a calculation agent appointed by us equal to the greater of (1) 100% of the principal amount of such 2031 new bonds and (2) the sum of the present values of the 2031 remaining payments, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the treasury rate plus 35 basis points, plus, in each case, any accrued and unpaid interest on the principal amount of the 2031 new bonds up to, but excluding, the redemption date.

“2031 remaining payments” means the remaining payments of principal of and interest on the 2031 bonds that would be due after the related redemption date as if the 2031 bonds were redeemed on the 2031 par call date. If the applicable redemption date is not an interest payment date with respect to the 2031 new bonds, the amount of the next succeeding scheduled interest payment on the 2031 bonds will be reduced by the amount of interest accrued on the 2031 bonds to such redemption date.

“Treasury rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity or interpolated yield to maturity of the comparable treasury issue. In determining the treasury rate, the price for the comparable treasury issue (expressed as a percentage of its principal amount) will be assumed to be equal to the comparable treasury price for such redemption date.

“Comparable treasury issue” means the United States Treasury security selected by an independent investment banker as having an actual or interpolated maturity comparable to the 2031 par call date of the 2031 bonds to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of debt securities of a comparable maturity to the 2031 par call date of the 2031 bonds to be redeemed.

“Independent investment banker” means one of the reference treasury dealers appointed by us.

“Comparable treasury price” means (1) the arithmetic average of the reference treasury dealer quotations for such redemption date after excluding the highest and lowest reference treasury dealer quotations, or (2) if we obtain fewer than four reference treasury dealer quotations, the arithmetic average of all reference treasury dealer quotations for such redemption date.

“Reference treasury dealer quotation” means, with respect to each reference treasury dealer and any redemption date, the arithmetic average, as determined by us, of the bid and asked prices for the comparable treasury issue (expressed in each case as a percentage of its principal amount) quoted in writing to us by such reference treasury dealer at 3:30 p.m. (New York City time) on the third business day preceding such redemption date.

“Reference treasury dealer” means Citigroup Global Markets Inc., Goldman Sachs & Co. LLC and HSBC Securities (USA) Inc. or their respective affiliates, each of which is a primary U.S. government dealer, plus two other leading primary United States government securities dealer in New York City reasonably designated by us not later than five Business Days preceding such redemption date; provided that, if any of the foregoing ceases to be a primary United States government securities dealer in New York City, we will substitute therefor another primary government securities dealer.

In addition, we may redeem the 2031 new bonds, in whole or in part, at any time or from time to time on or after the 2031 par call date at a redemption price equal to 100% of the principal amount of 2031 new bonds to be redeemed plus accrued and unpaid interest.

General Provisions Relating to Redemption

A notice of redemption will specify the redemption date for the bonds to be redeemed and may provide that it is subject to certain conditions that will be specified in the notice. If those conditions are not met, the redemption notice will be of no effect and we will not be obligated to redeem such bonds.

In the event that fewer than all of the bonds of a series are to be redeemed at any time, selection of the bonds of such series for redemption will be made in compliance with the applicable procedures of DTC.

Notice of any redemption will be mailed by first-class mail, postage prepaid, or delivered in accordance with the procedures of DTC, at least 30 but not more than 60 days before the redemption date to holders of the bonds to be redeemed at their respective registered addresses. For so long as a series of bonds is listed on the Official List of the Luxembourg Stock Exchange for trading on the Euro MTF Market and the rules of such exchange so require, we will also cause notices of redemption to be published as described under “—Notices”, when called for redemption as specified herein, will become due on the date fixed for redemption. We will pay the redemption price for the bonds to be redeemed together with accrued and unpaid interest thereon through the redemption date. On and after the redemption date, interest will cease to accrue on such bonds as long as we have deposited with the trustee or a paying agent funds in satisfaction of the applicable redemption price pursuant to the indenture.

Payments of Principal and Interest

We will pay on each bond:

•

principal and interest payable on any maturity date in U.S. dollars in immediately available funds to the person in whose name each bond is registered on its maturity date, upon presentation and surrender of the bond at the corporate trust office of the trustee or, subject to applicable laws and regulations, at the office of any paying agent; and

•	interest (other than interest payable on any maturity date), to the person in whose name the bond is registered at the close of business on the record date for the relevant interest payment date.

Because each bond will be represented by one or more global bond and beneficial interests in the bonds may not be exchanged for bonds in physically-certificated form except in limited circumstances, we will make payments of principal and interest on each bond by directing the trustee to make a wire transfer of U.S. dollars to DTC or its nominee as the registered owner of the bonds, which will receive the funds for distribution to the beneficial owners. Upon receipt of any payment of principal of or interest on the bonds, DTC will credit the appropriate DTC participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such bonds as shown on the records of DTC. Payments by DTC participants to owners of beneficial interests in bonds held through such participants will be the responsibility of such participants. Each beneficial owner should contact the institution through which it intends to hold its beneficial interest in the bonds to determine how payments of principal or interest on those bonds will be credited to its account.

Neither we, the trustee nor any paying agent will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the bonds or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

If we do not pay interest by wire transfer for any reason, we will, subject to applicable laws and regulations, mail, or direct the trustee to mail, a check to the holder of the affected bonds, on or before the due date for the payment at the address that appears on the security register maintained by the trustee on the applicable record date.

The record date with respect to any interest and/or principal payment date will be the third day prior to that interest and/or principal payment date, whether or not that record date is also a business day.

Any payment of principal or interest required to be made on a payment date that is not a business day may be made on the next business day with the same force and effect as if made on that payment date, and no interest will accrue with respect to the payment for the period from and after that payment date.

Pending payment of principal or interest on the bonds that becomes due, the trustee shall hold in trust, for the benefit of the beneficial owners of the bonds, the amounts transferred by us to the trustee for such purpose. Any moneys held by the trustee in respect of the bonds, and remaining unclaimed for two years after such amounts shall have become due and payable must be returned by the trustee to us, and the holders of such bonds, shall thereafter look only to us for any payment to which such holders may be entitled.

We may acquire any of the bonds, in any manner and at any price, and may hold them, resell them, or surrender them to the trustee for cancellation. The bonds we acquire may be re-issued or resold only in compliance with the Securities Act and other applicable laws.

Paying Agent and Transfer Agent

Until the bonds of each series are paid, we will maintain a paying agent, a registrar and a transfer agent in New York City. The Bank of New York Mellon, will act as our paying agent.

We will apply to admit the bonds of each series for listing on the Official List of the Luxembourg Stock Exchange and for trading on the Euro MTF Market. In addition, we will maintain a paying agent in Luxembourg so long as the bonds are admitted to trading on the Euro MTF Market, and the rules of the Luxembourg Stock Exchange so require. We have initially appointed The Bank of New York Mellon SA/NV, Luxembourg Branch to serve as our Luxembourg paying agent.

We may at any time appoint additional or replacement paying agents, transfer agents and registrars. We will promptly provide notice, as described under “Notices,” of the termination or appointment of, or of any change in the office of, any paying agent or transfer agent.

You may contact the paying agents or the transfer agent at the addresses listed on the inside back cover page of this prospectus supplement.

Additional Amounts

We will pay all principal and interest on the bonds without withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Peru, or any political subdivision or taxing authority therein or thereof having the power to tax, except as required by law. If we are required by law to make any such withholding or deduction, we will pay such additional amounts as may be necessary to ensure that the net amounts a holder receives after such withholding or deduction shall equal the amount that such holder would have received in the absence of such withholding or deduction. We will not, however, pay any additional amounts if a holder is subject to such withholding or deduction due to one of the following reasons:

•

the holder or beneficial owner of a bond having some present or former connection with Peru other than merely being a holder or beneficial owner of the bond or receiving payments of any nature on the bond or enforcing its rights in respect of the bond;

•

the failure of the holder or beneficial owner of a bond, or any other person through which the holder or beneficial owner holds a bond, to comply with any certification, identification or other reporting requirement concerning the nationality, residence, identity or connection with Peru of such holder or beneficial owner or other person, if compliance with the requirement is a precondition to exemption from all or any portion of such withholding or deduction; provided that (x) we or our agent have provided the holders with at least 60 days’ prior written notice of an opportunity to satisfy such a requirement, and (y) in no event shall such holder’s or beneficial owner’s or other person’s obligation to satisfy such a requirement require such holder or beneficial owner or other person to provide any materially more onerous information, documents or other evidence than would be required to be provided had such holder or beneficial owner or other person been required to file the Internal Revenue Service Forms W-8BEN, W-8BEN-E, W-8ECI, W-8EXP and/or W-8IMY; or

•

the holder or beneficial owner of a bond, or any other person through which the holder or beneficial owner holds a bond, having presented the bond for payment (where such presentation is required) more than 30 days after the Relevant Date (as defined below), except to the extent that the holder or beneficial owner or such other person would have been entitled to additional amounts on presenting the bond for payment on any date during such 30-day period.

As used herein, “Relevant Date” in respect of any bond means the date on which payment in respect thereof first becomes due or, if the full amount of the money payable has not been received by the trustee on or prior to such due date, the date on which notice is duly given to the holders (in the manner described in “—Notices”) that such monies have been so received and are available for payment.

In addition, no additional amounts shall be payable in respect of any payment on a bond to a holder that is a fiduciary or partnership or other than the sole beneficial owner of such payment, to the extent the beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner would not have been entitled to receive payment of the additional amounts had such beneficiary, settlor, member or beneficial owner been the holder of such bond.

Any reference to “principal” and/or “interest” hereunder or in the indenture shall be deemed to include any additional amounts which may be payable as described above.

Collective Action Clauses

The bonds contain provisions regarding acceleration and voting on amendments, modifications and waivers that differ from the provisions governing the series of debt securities issued by Peru prior to August 6, 2015. These provisions are commonly referred to as “collective action clauses.” Under these provisions, Peru may amend certain key terms of the bonds of each series, including the maturity date, amounts payable and other payment terms, with the consent of fewer than all the holders of bonds of such series. These collective action clauses are described below.

Meetings, Amendments and Waivers—Collective Action

Peru may call a meeting of the holders of bonds of either series at any time to consider any matter regarding the indenture or the bonds of such series. Peru will determine the time and place of the meeting and will notify the holders of the time, place and purpose of the meeting not less than 30 and not more than 60 days before the meeting.

In addition, Peru or the trustee will call a meeting of holders of bonds of a series if the holders of at least 10% in principal amount of all bonds of such series then outstanding have delivered a written request to Peru or the trustee (with a copy to Peru) setting out the purpose of the meeting. Within 10 days of receipt of such written request or copy thereof, Peru will notify the trustee and the trustee will notify the holders of the time, place and purpose of the meeting called by the holders, to take place not less than 30 and not more than 60 days after the date on which such notification is given.

Only holders and their proxies are entitled to vote at a meeting of holders. Peru will set the procedures governing the conduct of the meeting and if additional procedures are required, Peru will consult with the trustee to establish such procedures as are customary in the market.

Modifications may also be approved by holders of bonds of a series pursuant to written action with the consent of the requisite percentage of bonds of such series. The trustee will solicit the consent of the relevant holders to the modification not less than 10 and not more than 30 days before the expiration date for the receipt of such consents as specified by the trustee.

The holders may generally approve any proposal by Peru to modify the indenture or the terms of the bonds of a series with the affirmative vote (if approved at a meeting of the holders) or consent (if approved by written action) of holders of more than 50% of the outstanding principal amount of the bonds of such series.

However, holders may approve, by vote or consent through one of three modification methods, any proposed modification by Peru that would do any of the following (such subjects referred to as “reserved matters”) with respect to the bonds of a series:

•	change the date on which any amount is payable on the bonds of such series;

•	reduce the principal amount (other than in accordance with the express terms of the bonds of such series and the indenture) of the bonds of such series;

•	reduce the interest rate applicable to the bonds of such series;

•	change the method used to calculate any amount payable on the bonds of such series (other than in accordance with the express terms of the bonds of such series and the indenture);

•	change the currency or place of payment of any amount payable on the bonds of such series;

•	modify Peru’s obligation to make any payments on the bonds of such series (including any redemption price therefor);

•	change the identity of the obligor under the bonds of such series;

•	change the definition of “outstanding debt securities” or the percentage of affirmative votes or written consents, as the case may be, required to make a “reserved matter modification”;

•	change the definition of “uniformly applicable” or “reserved matter modification”;

•

authorize the trustee, on behalf of all holders of the bonds of such series, to exchange or substitute all the bonds of such series for, or convert all the bonds of such series into, other obligations or securities of Peru or of any other person; or

•	change the legal ranking, governing law, submission to jurisdiction or waiver of immunities provisions of the terms of the bonds of such series.

A change to a reserved matter, including the payment terms of any series of debt securities (including the bonds), can be made without your consent, as long as the change is approved, pursuant to one of the three following modification methods, by vote or consent by:

•

the holders of more than 75% of the aggregate principal amount of the outstanding debt securities of a series affected by the proposed modification (but does not modify the terms of any other series of debt securities issued under the indenture);

•

where such proposed modification would affect the outstanding debt securities of two or more series, the holders of more than 75% of the aggregate principal amount of the outstanding debt securities of all the series affected by the proposed modification, taken in the aggregate, if certain “uniformly applicable” requirements are met; or

•

where such proposed modification would affect the outstanding debt securities of two or more series, whether or not the “uniformly applicable” requirements are met, the holders of more than 66 2/3% of the aggregate principal amount of the outstanding debt securities of all the series affected by the proposed modification, taken in the aggregate, and the holders of more than 50% of the aggregate principal amount of the outstanding debt securities of each series affected by the modification, taken individually.

“Uniformly applicable,” as referred to above, means a modification by which holders of debt securities of any series affected by that modification are invited to exchange, convert or substitute their debt securities on the same terms for (x) the same instruments or other consideration or (y) instruments or other consideration from an identical menu of instruments or other consideration. It is understood that a modification will not be considered to be uniformly applicable if each exchanging, converting or substituting holder of debt securities of any series affected by that modification is not offered the same amount of consideration per amount of principal, the same amount of consideration per amount of interest accrued but unpaid and the same amount of consideration per amount of past due interest, respectively, as that offered to each other exchanging, converting or substituting holder of debt securities of any series affected by that modification (or, where a menu of instruments or other consideration is offered, each exchanging, converting or substituting holder of debt securities of any series affected by that modification is not offered the same amount of consideration per amount of principal, the same amount of consideration per amount of interest accrued but unpaid and the same amount of consideration per amount of past due interest, respectively, as that offered to each other exchanging, converting or substituting holder of debt securities of any series affected by that modification electing the same option under such menu of instruments).

Peru may select, in its discretion, any modification method for a reserved matter modification in accordance with the indenture and designate which series of debt securities will be included for approval in the aggregate of modifications affecting two or more series of debt securities. Any selection of a modification method or designation of series to be included will be final for the purpose of that vote or consent solicitation. If any one or more series of debt securities issued under the FAA (as defined below) are included in a proposed modification affecting two or more series of debt securities under the indenture that seeks holder approval pursuant to a single aggregated vote, that modification will be uniformly applicable (as described above) to all such series, regardless of when they were issued.

For so long as any series of debt securities issued under the fiscal agency agreement, dated as of February 6, 2003, between Peru and The Bank of New York (as successor to JPMorgan Chase Bank), as fiscal agent, principal paying agent and registrar (as amended by Amendment No. 1 to the Fiscal Agency Agreement, dated November 21, 2003 and Amendment No. 2 to the Fiscal Agency Agreement dated October 14, 2004, the “FAA”) (the securities issued under the FAA, “FAA debt securities”) is outstanding, if Peru certifies to the trustee under the indenture and to the fiscal agent under the FAA that a cross-series modification under the indenture is being sought simultaneously with an “FAA reserve matter modification,” the FAA debt securities affected by such FAA reserve matter modification shall be treated as “series affected by that proposed modification” as that phrase is used in the indenture (as described in the preceding paragraphs); provided, however, that if Peru seeks a cross-series modification with single aggregated voting, the holders of any series of FAA debt securities affected by the FAA reserve matter modification must have been invited to exchange, convert or substitute such FAA debt securities for either (x) the same new instruments or other consideration as the holders of debt securities of each affected series of debt securities for which consent to the cross-series modification is sought or (y) new instruments or other consideration from an identical menu of instruments or other consideration as the holders of debt securities of each affected series of debt securities for which consent to the cross-series modification is sought.

It is Peru’s intention that in such circumstances, the votes of the holders of the affected FAA debt securities be counted for purposes of the voting thresholds specified in the indenture for the applicable cross-series modification as if those FAA debt securities had been affected by that cross-series modification although the holders of any bonds will be deemed to have acknowledged and agreed that the effectiveness of any modification, as it relates to the FAA debt securities, shall be governed exclusively by the terms and conditions of those FAA debt securities and by the FAA and shall not be binding upon holders of the FAA debt securities unless such modification would otherwise have been effective under the FAA; provided that no such cross series modification shall be effective unless such modification shall have also been effective with respect to the holders of the FAA debt securities under the FAA.

“FAA reserve matter modification,” as referred to above, means any modification to the terms and conditions of one or more series of the FAA debt securities, pursuant to the FAA.

Before soliciting any consent or vote of any holder of debt securities for any change to a reserved matter, Peru will provide the following information to the trustee for distribution to the holders of debt securities of any series that would be affected by the proposed modification:

•

a description of Peru’s economic and financial circumstances that are in Peru’s opinion relevant to the request for the proposed modification, a description of Peru’s existing debts and description of its broad policy reform program and provisional macroeconomic outlook;

•

if Peru shall at the time have entered into an arrangement for financial assistance with multilateral and/or other major creditors or creditor groups and/or an agreement with any such creditors regarding debt relief, (x) a description of any such arrangement or agreement and (y) where permitted under the information disclosure policies of the multilateral or other creditors, as applicable, a copy of the arrangement or agreement;

•	a description of Peru’s proposed treatment of external debt instruments that are not affected by the proposed modification and its intentions with respect to any other major creditor groups; and

•	if Peru is then seeking any reserved matter modification affecting any other series of debt securities, a description of that proposed modification.

For purposes of determining whether the required percentage of holders of the debt securities of a series has approved any amendment, modification or change to, or waiver of, the debt securities or the indenture, or whether the required percentage of holders has delivered a notice of acceleration of the debt securities of that series, debt securities held by Peru or any public sector instrumentality of Peru or by a corporation, trust or other legal entity that is controlled by Peru or a public sector instrumentality will be disregarded and deemed not to be outstanding and may not be counted in a vote or consent solicitation for or against a proposed modification, if on the record date for the proposed modification or other action or instruction under the indenture, the debt security is held by Peru or by a public sector instrumentality, or by a corporation, trust or other legal entity that is controlled by Peru or a public sector instrumentality, except that (x) debt securities held by Peru or any public sector instrumentality of Peru or by a corporation, trust or other legal entity that is controlled by Peru or a public sector instrumentality which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the trustee the pledgee’s right so to act with respect to such debt securities and that the pledgee is not Peru or a public sector instrumentality, and in case of a dispute concerning such right, the advice of counsel shall be full protection in respect of any decision made by the trustee in accordance with such advice and any certificate, statement or opinion of counsel may be based, insofar as it relates to factual matters or information which is in the possession of the trustee, upon the certificate, statement or opinion of or representations by the trustee; and (y) in determining whether the trustee will be protected in relying upon any such action or instructions hereunder, or any notice from holders, only debt securities that a responsible officer of the trustee knows to be so owned or controlled will be so disregarded.

As used in the preceding paragraph, “public sector instrumentality” means any department, secretary, ministry or agency of Peru, and “control” means the power, directly or indirectly, through the ownership of voting securities or other ownership interests, by contract or otherwise, to direct the management of or elect or appoint a majority of the board of directors or other persons performing similar functions in lieu of, or in addition to, the board of directors of that legal entity.

Further Issues

Without your consent, we may issue additional bonds of a series with the same terms and conditions as the outstanding bonds of such series, except for the issue date, issue price and amount of first interest payment, and we may consolidate the additional bonds to form a single series with the outstanding bonds of such series.

Notices

Notices will be mailed to holders at their registered addresses and will be deemed to have been given on the date of mailing. All notices to holders will be published, if and so long as the bonds are admitted for listing on the Official List of the Luxembourg Stock Exchange and for trading on the Euro MTF Market, and the rules of the Luxembourg Stock Exchange so require, in a daily newspaper of general circulation in Luxembourg or on the website of the Luxembourg Stock Exchange (www.bourse.lu). We expect that we will initially make such publication in the Luxemburger Wort. If publication is not practicable, notices will be validly given if in accordance with the rules of the Luxembourg Stock Exchange.

Book-Entry, Delivery and Form

The certificates representing the bonds of each series will be issued in the form of one or more global bonds, which we refer to in this prospectus supplement as the “global bonds.” Each global note will be deposited with or on behalf of DTC and registered in the name of DTC or its nominee. Except as described below, a global note may be transferred in whole and not in part and only to DTC or its other nominees.

Ownership of beneficial interests in the global bonds will be limited to “participants” who have accounts with DTC or persons who hold interests through participants. Ownership of beneficial interests in the global bonds will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee with respect to interests of participants and the records of participants with respect to interests of persons other than participants.

So long as DTC, or its nominee, is the registered owner or holder of the global bonds, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the bonds represented by the global bonds for all purposes under the indenture and the bonds. No beneficial owner of an interest in any global note may transfer that interest except in accordance with DTC’s applicable procedures, in addition to those provided for under the indenture and, if applicable, those of Euroclear and Clearstream. Payments of the principal of, and interest on, the global bonds will be made to DTC or its nominee, as the case may be, as the registered owner of the global bonds.

Certificated Securities

We will issue bonds of a series in certificated form in exchange for global bonds only if:

•

we notify the depositary that it will no longer be the depositary for the bonds of such series, the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary or is ineligible to act as depositary for such series, and, if the depositary is located in the United States, we do not appoint a successor depositary within 90 days for such series;

•

the depositary is located outside the United States and such depositary closes for a continuous period of 14 days (other than by reason of holidays, statutory or otherwise) or announces an intention permanently to cease business or does in fact do so;

•

the trustee has instituted or has been directed to institute any judicial proceeding to enforce the rights of the holders under the bonds and has been advised by its legal counsel that it should obtain possession of the bonds for the proceeding; or

•	we determine not to have any of the bonds of such series represented by a global note.

If we issue certificated securities, they will have the same terms and authorized denominations as the global note. You may present certificated securities for transfer or exchange at the corporate trust office of the trustee in New York City, or at the office of any paying agent, according to the procedures in the indenture. When you surrender a certificated security for transfer or exchange, the trustee will authenticate and deliver to you a security or securities of the appropriate form and denomination and of the same aggregate principal amount as the security you are surrendering.

If any certificated security becomes mutilated, destroyed, lost or stolen you can have it replaced by delivering the security or the evidence of its loss, theft or destruction to the trustee or the Luxembourg paying agent. You will be required to indemnify the trustee and us before any replacement certificated security will be issued. All expenses, including our and the trustee’s reasonable legal fees and expenses, associated with obtaining such indemnity and in issuing the new certificated security will be borne by the owner of the mutilated, destroyed, lost or stolen, certificated security. Upon satisfaction of the foregoing conditions, you will receive from the trustee a replacement certificated security.

The trustee may require you to pay a fee sufficient to cover any stamp or other tax or governmental charge required to be paid with any transfer, exchange or negotiation.

As an owner of book-entry securities represented by a global bond, you will also be subject to the following restrictions:

•	you may not be able to transfer or sell your bonds to some insurance companies and other institutions that are required by law to own their bonds in certificated form; and

•	you may not be able to pledge your bonds in circumstances where certificates must be physically delivered to the creditor or the beneficiary of the pledge in order for the pledge to be effective.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of certain United States federal income tax consequences of the purchase, ownership and disposition of bonds as of the date hereof. Except where noted, this summary deals only with bonds that are held as capital assets (generally, held for investment) by a U.S. holder (as defined below).

A “U.S. holder” means a beneficial owner of a bond that is for United States federal income tax purposes any of the following:

•	an individual citizen or resident of the United States;

•

a corporation (or any other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to United States federal income taxation regardless of its source; or

•

a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

This summary is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and U.S. Treasury regulations, rulings and judicial decisions as of the date hereof. Those authorities may be changed, perhaps retroactively, or subject to different interpretations, so as to result in United States federal income tax consequences different from those summarized below. This summary does not address all aspects of United States federal income taxation and does not address the effects of the Medicare contribution tax on net investment income or foreign, state, or local or other tax considerations that may be relevant to U.S. holders in light of their personal circumstances. In addition, it does not represent a detailed description of the United States federal income tax consequences applicable to you if you are subject to special treatment under the United States federal income tax laws. For example, this summary does not address:

•

tax consequences to holders who may be subject to special tax treatment, such as dealers in securities or currencies, traders in securities that elect to use the mark-to-market method of accounting for their securities, financial institutions, regulated investment companies, real estate investment trusts, partnerships or other pass-through entities for United States federal income tax purposes (or investors therein), tax-exempt entities or insurance companies;

•	tax consequences to persons holding the bonds as part of a hedging, integrated, constructive sale or conversion transaction or a straddle;

•	tax consequences to holders of the bonds whose “functional currency” is not the United States dollar;

•

tax consequences attributable to U.S. holders being required to accelerate the recognition of any item of gross income with respect to the bonds as a result of such income being recognized on an applicable financial statement; or

•	alternative minimum, estate or gift tax consequences, if any.

If a partnership (or other entity or arrangement treated as a partnership for United States federal income tax purposes) holds bonds, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding bonds, you should consult your own independent tax advisors.

If you are considering the purchase of bonds, you should consult your own tax advisors concerning the particular United States federal income tax consequences to you of the purchase, ownership and disposition of the bonds, as well as the consequences to you arising under the laws of any other taxing jurisdiction.

We intend to take the position (to the extent that we are required to take a position) that the 2051 bonds are classified as indebtedness for United States federal income tax purposes. Because of their long-dated maturity, however, the United States federal income tax characterization of the 2051 bonds is not entirely clear. There can be no assurance that the U.S. Internal Revenue Service (the “IRS”) will not successfully assert an alternative characterization, which could affect the timing, amount and character of income to holders. You are advised to consult your tax advisors regarding the United States federal income tax characterization of the 2051 bonds.

Qualified Reopening

For United States federal income tax purposes, it is expected that the 2031 new bonds will be treated as issued in a “qualified reopening” of the 2031 initial bonds, and will have the same terms and CUSIP as the 2031 initial bonds. Whether the 2031 new bonds will be treated as issued in a “qualified reopening” of the 2031 initial bonds will depend on the offering price of the 2031 new bonds. Provided that the issuance qualifies for such treatment, for United States federal income tax purposes, the 2031 new bonds will be considered to have the same issue date and issue price as the 2031 initial bonds and will be fungible with the 2031 initial bonds for United States federal income tax purposes.

Amortizable Bond Premium

If you purchase a 2031 new bond for an amount (excluding pre-issuance accrued interest, as defined below, which will be excluded from income) in excess of the sum of all amounts payable on the 2031 new bond after the purchase date other than payments of qualified stated interest, you will be considered to have purchased the bond at a “premium.” You generally may elect to amortize the premium over the remaining term of the 2031 new bond on a constant yield method as an offset to interest when includible in income under your regular accounting method. Such election, once made, generally applies to all debt instruments held or subsequently acquired by you on or after the first taxable year to which the election applies and may not be revoked without the consent of the IRS. If you do not elect to amortize bond premium, that premium will decrease the gain or increase the loss you would otherwise recognize on retirement or other disposition of the bond.

Payments of Interest

Except with respect to pre-issuance accrued interest (as defined below) on a 2031 new bond, interest on a bond will generally be taxable to you as ordinary income at the time it is paid or accrued in accordance with your method of accounting for United States federal income tax purposes. However, the portion of the first interest payment on a 2031 new bond that represents a return of accrued interest that you paid as part of the purchase price for such 2031 new bond (such portion, “pre-issuance accrued interest”) will not be treated as an interest payment, and thus will not be includible in income, for United States federal income tax purposes.

Interest income on a bond generally will be considered foreign source income and, for purposes of the United States foreign tax credit, generally will be considered “passive category income.” You will generally be denied a foreign tax credit for foreign income taxes imposed with respect to the bonds where you do not meet a minimum holding period requirement during which you are not protected from risk of loss. The rules governing the foreign tax credit are complex. You are urged to consult your tax advisors regarding the availability of the foreign tax credit under your particular circumstances.

Sale, Exchange and Retirement of Bonds

Upon the sale, exchange, retirement or other taxable disposition of a bond, you will recognize gain or loss equal to the difference between the amount you realize upon the sale, exchange, retirement or other taxable disposition (less an amount equal to any accrued but unpaid qualified stated interest, which will be taxable as interest income to the extent not previously included in income) and the adjusted tax basis of the bond. Your adjusted tax basis in a bond will, in general, be your cost for that bond, reduced by any amortized premium, any pre-issuance accrued interest and any cash payments on the bond except other than payments of qualified stated interest. Any gain or loss generally will be capital gain or loss. Gain or loss realized by you on the sale, exchange, retirement or other taxable disposition of a bond will generally be treated as United States source gain or loss. Capital gains of non-corporate U.S. holders (including individuals) derived in respect of capital assets held for more than one year are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Backup Withholding and Information Reporting

In general, information reporting requirements will apply to payments of principal and interest on bonds and to the proceeds of the sale or other disposition of a bond paid to you (unless you are an exempt recipient and demonstrate this fact when so required). Additionally, if you fail to provide your taxpayer identification number, or in the case of interest payments, fail either to report in full dividend and interest income or to make certain certifications, you may be subject to backup withholding.

Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your United States federal income tax liability provided the required information is timely furnished to the IRS.

Foreign Financial Asset Reporting

Certain U.S. holders that own “specified foreign financial assets” with an aggregate value in excess of U.S.$50,000 at the end of the year, or $75,000 at any time, may be required to file an information statement along with their tax returns, currently on IRS Form 8938, with respect to such assets. “Specified foreign financial assets” include any financial accounts held at a non-U.S. financial institution, as well as securities issued by a non-U.S. issuer (which may include the bonds) that are held for investment and are not held in accounts maintained by financial institutions. Higher reporting thresholds apply to certain individuals living abroad and to certain married individuals. Regulations extend this reporting requirement to certain entities that are treated as formed or availed of to hold direct or indirect interests in specified foreign financial assets based on certain objective criteria. If you fail to report the required information could be subject to substantial penalties. In addition, the statute of limitations for assessment of tax would be suspended, in whole or part.

PERU TAXATION

For a discussion of the material consequences under Peruvian tax law of an investment by a “foreign holder” in debt securities issued by Peru, please see the section “Taxation—Peru Taxation” in the accompanying prospectus.

UNDERWRITING

BofA Securities, Inc., J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC, are acting as underwriters of the offering of the bonds.

Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has severally and not jointly agreed to purchase, and we have agreed to sell to that underwriter, the principal amount of each series of bonds set forth opposite the underwriter’s name.

Underwriter	Principal Amount of 2041 Bonds		Principal Amount of 2051 Bonds		Principal Amount of 2031 New Bonds
BofA Securities, Inc	U.S.$	416,667,000	U.S.$	333,334,000	U.S.$	583,334,000
J.P. Morgan Securities LLC	U.S.$	416,667,000	U.S.$	333,333,000	U.S.$	583,333,000
Morgan Stanley & Co. LLC	U.S.$	416,666,000	U.S.$	333,333,000	U.S.$	582,333,000

Total	U.S.$	1,250,000,000	U.S.$	1,000,000,000	U.S.$	1,750,000,000

The underwriting agreement provides that the obligations of the underwriters to purchase the bonds included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all the bonds if they purchase any of the bonds. The underwriters are offering the bonds, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the bonds, and other conditions contained in the purchase agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

The underwriters have advised Peru that they propose to first offer the bonds to the public at the public offering prices set forth on the cover page of this prospectus supplement. After this first public offering, the public offering prices may be changed.

The following table shows the underwriting fee that we will pay to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the bonds).

Paid by Peru
Per 2041 bond	0.0375%
Per 2051 bond	0.0375%
Per 2031 new bond	0.0375%

In connection with the offering, BofA Securities, Inc., J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC may purchase and sell bonds in the open market. These transactions may include over-allotment, syndicate covering transactions and stabilizing transactions. Over-allotment involves syndicate sales of bonds in excess of the principal amount of bonds to be purchased by the underwriters in the offering, which creates a syndicate short position. Syndicate covering transactions involve purchases of the bonds in the open market after the distribution has been completed in order to cover syndicate short positions. Stabilizing transactions consist of certain bids or purchases of bonds made for the purpose of preventing or retarding a decline in the market price of the bonds while the offering is in progress.

In connection with the offering, the Stabilizing Managers (or persons acting on their behalf) may over-allot bonds (provided that, in the case of any bonds to be admitted to trading on the Euro MTF Market, the aggregate principal amount of bonds allotted does not exceed 105% of the aggregate principal amount of the bonds subject to the offering) or effect transactions with a view to supporting the market price of the bonds during the stabilization period at a level higher than that which might otherwise prevail. However, stabilization action may not necessarily occur. Any stabilization action may begin on or after the date of adequate public disclosure of the terms of the offer of the bonds and, if begun, may cease at any time, but it must end no later than 30 calendar days after the date on which the issuer of the bonds received the proceeds of the issue, or no later than 60 calendar days after the date of allotment of the bonds, whichever is earlier. Any stabilization action or over-allotment must be conducted by the relevant Stabilizing Managers (or persons acting on their behalf) in accordance with all applicable laws and rules and will be undertaken at the offices of the Stabilizing Managers (or persons acting on their behalf) and on the Euro MTF Market of the Luxembourg Stock Exchange or the over-the-counter market.

Any of these activities may have the effect of preventing or retarding a decline in the market price of the bonds. They may also cause the price of the bonds to be higher than the price that otherwise would exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

In the underwriting agreement we have agreed to reimburse the underwriters for certain of their out-of-pocket expenses incurred on our behalf in connection with the offering, if any. We estimate that our share of the total expenses of the offering, excluding underwriting fees, will be approximately U.S.$200,000.

In the underwriting agreement we have also agreed, from the date of this prospectus supplement through the period ending 15 days after the settlement date, to ensure that none of our U.S. dollar-denominated debt securities (other than debt securities with a maturity of one year or less) are placed or sold in the international capital markets, directly or indirectly on our behalf, in any manner which might, in the reasonable opinion of the underwriters, have a detrimental effect on the successful offering and distribution of the bonds offered hereby, unless the underwriters otherwise agree in writing.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities, as further described in the underwriting agreement.

Delivery of the bonds is expected on or about March 10, 2021, which will be the fifth business day following the date of pricing of the bonds (“T +5”). Under Rule 15c6-1 of the U.S. Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade bonds prior to the settlement date may be required, by virtue of the fact that the bonds initially will settle in T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the bonds who wish to trade bonds prior to the settlement date should consult their own advisor.

Other Relationships

The underwriters and their affiliates have performed investment banking and advisory services for us from time to time for which they have received customary fees and expenses. The underwriters and their affiliates may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the bonds offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the bonds offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

NOTICE TO PROSPECTIVE INVESTORS IN THE EUROPEAN ECONOMIC AREA

This prospectus supplement has been prepared on the basis that any offer of bonds in any Member State of the European Economic Area (“EEA”) will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of bonds. Accordingly, any person making or intending to make an offer in the EEA of bonds which are the subject of the offers contemplated in this prospectus supplement may only do so to legal entities which are qualified investors as defined in the EEA, provided that no such offer of bonds shall require Peru or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation, in each case in relation to such offer. Neither Peru nor the underwriters have authorized, nor do they authorize, the making of any offer of bonds to any legal entity which is not a “qualified investor” as defined in the Prospectus Regulation. Neither Peru nor the underwriters have authorized, nor do they authorize, the making of any offer of bonds through any financial intermediary, other than offers made by the underwriters, which constitute the final placement of the bonds contemplated in the prospectus supplement. The expression “Prospectus Regulation” means Regulation (EU) 2017/1129 (as amended or superseded)

Each underwriter represents and agrees that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any bonds to any retail investor in the EEA. For the purposes of this provision:

(a) the expression “retail investor” means a person who is one (or more) of the following:

(i) a retail client as defined in point (11) of MiFID II;

(ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “IDD”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II;

(iii) not a qualified investor as defined in the Prospectus Regulation; and

(b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the bonds to be offered so as to enable an investor to decide to purchase or subscribe for the bonds.

Each person in the EEA who receives any communication in respect of, or who acquires any bonds under, the offers to the public contemplated in this prospectus supplement, or to whom the bonds are otherwise made available, will be deemed to have represented, warranted, acknowledged and agreed to and with each underwriter and Peru that it and any person on whose behalf it acquires bonds is: (1) a “qualified investor” within the meaning of Article 2(e) of the Prospectus Regulation; and (2) not a “retail investor” (as defined above).

NOTICE TO PROSPECTIVE INVESTORS IN THE UNITED KINGDOM

This prospectus supplement has been prepared on the basis that any offer of bonds in the United Kingdom (the “UK”) will be made pursuant to an exemption under section 85 of the Financial Services and Markets Act 2000 (the “FSMA”) and the Prospectus Regulation, as it forms part of UK domestic law by virtue of the EUWA (the “UK Prospectus Regulation”), from the requirement to publish a prospectus for offers of bonds. Accordingly, any person making or intending to make an offer in the UK of bonds which are the subject of the offers contemplated in this prospectus supplement may only do so to legal entities which are qualified investors as defined in the UK Prospectus Regulation, provided that no such offer of bonds shall require Peru or any of the underwriters to publish a prospectus pursuant to section 85 of FSMA or Article 3 of the UK Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation, in each case in relation to such offer. Neither Peru nor the underwriters have authorized, nor do they authorize, the making of any offer of bonds to any legal entity which is not a “qualified investor” as defined in the UK Prospectus

Regulation. Neither Peru nor the underwriters have authorized, nor do they authorize, the making of any offer of bonds through any financial intermediary, other than offers made by the underwriters, which constitute the final placement of the bonds contemplated in the prospectus supplement.

Each underwriter represents and agrees that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any bonds to any retail investor in the UK. For the purposes of this provision:

(a)	the expression “retail investor” means a person who is one (or more) of the following:

(i)	a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of UK domestic law by virtue of the EUWA; or

(ii)

a customer within the meaning of the provisions of FSMA and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of UK domestic law by virtue of the EUWA; or

(iii)	not a qualified investor as defined in Article 2 of the UK Prospectus Regulation, and

(b)

the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the bonds to be offered so as to enable an investor to decide to purchase or subscribe for the bonds

Each person in the UK who receives any communication in respect of, or who acquires any bonds under, the offers to the public contemplated in this prospectus supplement, or to whom the bonds are otherwise made available, will be deemed to have represented, warranted, acknowledged and agreed to and with each underwriter and Peru that it and any person on whose behalf it acquires bonds is: (1) a “qualified investor” within the meaning of Article 2(e) of the UK Prospectus Regulation; and (2) not a “retail investor” (as defined above).

Each underwriter represents and agrees that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 “FSMA”) received by it in connection with the issue or sale of the bonds in circumstances in which Section 21(1) of the FSMA does not apply to Peru;

(b) it has complied and will comply with all applicable provisions of the FSMA and the Financial Services Act 2012 with respect to anything done by it in relation to the bonds in, from or otherwise involving the UK.

This Prospectus Supplement has not been approved by an authorized person for the purposes of section 21 of the FSMA. This Prospectus Supplement is for distribution only to persons who: (i) are outside the United Kingdom; (ii) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”); (iii) are persons falling within Articles 49(2)(a) to (d) (“high net worth companies, unincorporated associations, etc.”) of the Financial Promotion Order; or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This Prospectus Supplement is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this Prospectus Supplement relates is available only to relevant persons and will be engaged in only with relevant persons.

NOTICE TO PROSPECTIVE INVESTORS IN PERU

The offer of the bonds, this prospectus supplement and the bonds have not been, and will not be, registered with the Peruvian Superintendency of Capital Markets (Superintendencia de Mercado de Valores) or the Lima Stock Exchange (Bolsa de Valores de Lima). Accordingly, the bonds cannot be offered or sold in Peru, except if such offering is considered a private offering under the securities laws and regulations of Peru. The bonds may not be offered or sold in Peru or in any other jurisdiction except in compliance with the securities laws thereof. This notice is for informative purposes and it does not constitute a public offering of any kind.

NOTICE TO PROSPECTIVE INVESTORS IN CANADA

The bonds may be sold only to purchasers purchasing or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the bonds must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (“NI33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

NOTICE TO PROSPECTIVE INVESTORS IN CHILE

Pursuant to Chilean Capital Markets Act and Norma de Carácter General (“General Rule”) No. 336, dated June 27, 2012, issued by the Chilean Financial Market Commission (“CMF”), the existing bonds may be privately offered in Chile to certain “qualified investors” identified as such by CMF General Rule No. 336 (which in turn are further described in CMF General Rule No. 216, dated June 12, 2008, and in CMF General Rule No. 410, dated July 27, 2016). General Rule No. 336 requires the following information to be provided to prospective investors in Chile:

1.	Date of commencement of the offer: March 3, 2021. The offer of the bonds is subject to General Rule No. 336, dated June 27, 2012, issued by the CMF;

2.

The subject matter of this offer are securities not registered with the Foreign Securities Registry (Registro de Valores Extranjeros) of the CMF, and as such are not subject to the oversight of the CMF;

3.	Since the bonds are not registered in Chile there is no obligation by Peru to make publicly available information about the bonds in Chile; and

4.	The bonds shall not be subject to public offering in Chile unless registered with the relevant Securities Registry of the CMF.

Información a los Potenciales Inversionistas Chilenos

De conformidad con la Ley de Mercado de Valores y la Norma de Carácter General N° 336 (la “NCG 336”), de 27 de junio de 2012, de la Comisión para el Mercado Financiero (“CMF”), la oferta por los bonos puede ser efectuada de forma privada a ciertos “Inversionistas Calificados,” a los que se refiere la NCG 336 y que se definen como tales en la norma de carácter general N° 216, de 12 de junio de 2008 y en la Norma de Carácter General N° 410 de fecha 27 de Julio de 2016, ambas de la CMF. La NCG 336 dispone que la siguiente información debe ser entregada a los inversionistas:

1.	La oferta de los bonos comienza el 3 de marzo, 2021 y se encuentra acogida a la NCG N° 336, de fecha 27 de junio de 2012, de la CMF;

2.

La oferta versa sobre valores que al ser emitidos y colocados no fueron inscritos en el Registro de Valores o en el Registro de Valores extranjeros que lleva la CMF, por lo que tales valores no están sujetos a la fiscalización de la CMF;

3.	Por tratarse de valores no inscritos en Chile no existe la obligación por parte del emisor de entregar en Chile información pública sobre estos valores; y

4.

La oferta por los bonos no es objeto de oferta pública y estos valores no han sido y ni podrán ser objeto de oferta pública en Chile mientras no sean inscritos en el registro de valores correspondiente.

NOTICE TO PROSPECTIVE INVESTORS IN COLOMBIA

The bonds have not been and will not be authorized by the Colombian Superintendency of Finance (Superintendencia Financiera de Colombia) and will not be registered with the Colombian National Registry of Securities and Issuers (Registro Nacional de Valores y Emisores) or on the Colombian Stock Exchange (Bolsa de Valores de Colombia). Therefore, the bonds may not be offered, sold or negotiated in Colombia, except under circumstances which do not constitute a public offering of securities under applicable Colombian securities laws and regulations. Furthermore, foreign financial entities must abide by the terms of Decree 2555 of 2010 and Regulation 029 of 2014 issued by the Colombian Superintendency of Finance, as modified, complemented or substituted from time to time, to privately market and offer the bonds to their Colombian clients.

NOTICE TO PROSPECTIVE INVESTORS IN SWITZERLAND

This prospectus supplement does not constitute an issue prospectus pursuant to Article 652a or Article 1156 of the Swiss Code of Obligations and the bonds will not be listed on the SIX Swiss Exchange. Therefore, this prospectus supplement may not comply with the disclosure standards of the listing rules (including any additional listing rules or prospectus schemes) of the SIX Swiss Exchange. Accordingly, the bonds may not be offered to the public in or from Switzerland, but only to a selected and limited circle of investors who do not subscribe to the bonds with a view to distribution. Any such investors will be individually approached by the Managers from time to time.

NOTICE TO PROSPECTIVE INVESTORS IN HONG KONG

The bonds are not being offered or sold, in Hong Kong, by means of the prospectus supplement or and any other documents or materials relating to the Offers other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer or invitation to the public for the purposes of the Securities and Futures Ordinance or the Companies

(Winding Up and Miscellaneous Provisions) Ordinance. Neither of the Republic nor the underwriters has issued or had in its possession for the purposes of issue, or will issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the bonds, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to bonds which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

NOTICE TO PROSPECTIVE INVESTORS IN JAPAN

The bonds have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the “Financial Instruments and Exchange Law”) and each underwriter has agreed that it will not offer or sell any bonds, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for reoffering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

NOTICE TO PROSPECTIVE INVESTORS IN SINGAPORE

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the bonds may not be circulated or distributed, nor may the bonds be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the bonds are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (a) a corporation (which is not an accredited investor), the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the bonds under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

VALIDITY OF THE BONDS

Hernández & Cía. Abogados S.Civ.R.L., Peruvian counsel to Peru, and Paul Hastings LLP, New York, United States counsel to Peru will pass upon the validity of the bonds for Peru. Shearman & Sterling LLP, New York, United States counsel to the underwriters, will pass upon certain United States legal matters for the underwriters, and Payet, Rey, Cauvi, Pérez Abogados, Peruvian counsel to the underwriters, will pass upon certain Peruvian legal matters for the underwriters.

GENERAL INFORMATION

Authorization

We have obtained, or will obtain before the issue date, all consents and authorizations that are necessary under Peruvian law for:

•	the issuance of the bonds; and

•	the performance of our obligations under the bonds and the indenture.

In particular, we have obtained Ministerial Resolution No. 090-2021-EF/52 authorizing this prospectus supplement and certain agreements relating to the issuance of the bonds, published on March 2, 2021, in accordance with Law No. 31086, Public Sector Indebtedness for Fiscal Year 2021 (Ley de Endeudamiento del Sector Público para el Año Fiscal 2021).

Clearing

We have applied to have the bonds accepted into DTC’s book-entry settlement system. Euroclear and Clearstream have accepted the bonds for clearance through their clearance systems.

The clearing reference codes for the 2041 bonds are:

CUSIP No.	ISIN
715638DS8	US715638DS81

The clearing reference codes for the 2051 bonds are:

CUSIP No.	ISIN
715638 DT6	US715638DT64

The clearing reference codes for the 2031 new bonds are:

CUSIP No.	ISIN
715638 DF6	US715638DF60

Luxembourg

This prospectus supplement, the accompanying prospectus, the indenture and the form of the bonds will be available, free of charge, from the Luxembourg paying agent at its address included on the inside back cover page of this prospectus supplement.

Where You Can Find More Information

We have filed with the SEC a registration statement under the Securities Act covering the bonds. This prospectus supplement and the accompanying prospectus do not contain all of the information included in the registration statement. Any statement made in this prospectus supplement or the accompanying prospectus concerning the contents of any contract, agreement or other document is not necessarily complete. If we have filed any contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

We are not subject to the informational requirements of the U.S. Securities Exchange Act of 1934, as amended. We commenced filing annual reports on Form 18-K with the SEC on a voluntary basis beginning with our fiscal year ended December 31, 2014. These reports include certain financial, statistical and other information concerning Peru. We may also file amendments on Form 18-K/A to our annual reports for the purpose of incorporating information in the Form 18-K or filing with the SEC exhibits which have not been included in the registration statement to which this prospectus supplement and the accompanying prospectus relate. When filed, this information and these exhibits will be incorporated by reference into, and these exhibits will become part of, the registration statement of which this prospectus supplement forms a part.

You can request copies of these documents by writing to the SEC. You may also read and copy these documents at the SEC’s public reference room in Washington, D.C.:

SEC Public Reference

100 F Street, N.E., Room 1580

Washington, D.C. 20549

Peru’s SEC filings are also available to the public from the SEC’s website at http://www.sec.gov. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room or log on to www.sec.gov.

Except as disclosed in this prospectus supplement, since March 3, 2021, there has been no material adverse change in the revenues or expenditures, or financial position, of Peru.

PROSPECTUS

The Republic of Peru

Debt Securities

Warrants

Units

Peru may from time to time offer and sell its debt securities, warrants and units in amounts, at prices and on terms to be determined at the time of sale and as provided in one or more supplements to this prospectus. Peru may offer securities with an aggregate principal amount of up to U.S.$ 11,111,525,450 (or its equivalent in other currencies). The debt securities will be direct, general, unconditional, unsubordinated and unsecured obligations of Peru. Peru has pledged its full faith and credit to make all payments on the debt securities when due. The debt securities will rank equally, without any preference among themselves, with all other existing and future unsecured and unsubordinated external indebtedness of Peru.

The debt securities will contain “collective action clauses,” unless otherwise indicated in the applicable prospectus supplement. Under these provisions, which differ from the terms of Peru’s external indebtedness issued prior to August 6, 2015, Peru may amend the payment provisions of the securities and other reserve matters listed in the indenture with the consent of the holders of: (1) with respect to a single series of debt securities, more than 75% of the aggregate principal amount outstanding of such series; (2) with respect to two or more series of debt securities, if certain “uniformly applicable” requirements are met, more than 75% of the aggregate principal amount of the outstanding debt securities of all series affected by the proposed modification, taken in the aggregate; or (3) with respect to two or more series of debt securities, more than 66 2/3% of the aggregate principal amount of the outstanding securities of all series affected by the proposed modification, taken in the aggregate, and more than 50% of the aggregate principal amount of the outstanding securities of each series affected by the proposed modification, taken individually. Debt securities issued by Peru prior to August 6, 2015 were issued pursuant to a fiscal agency agreement and contained different collective action clauses from those applicable to the debt securities to be issued and sold pursuant to this prospectus.

Peru will provide specific terms of the securities to be issued in one or more supplements to this prospectus. This prospectus may not be used to make offers or sales of securities unless accompanied by a prospectus supplement.

Peru may sell the securities directly, through agents designated from time to time or through underwriters or dealers. The names of any agents or underwriters will be provided in the applicable prospectus supplement.

You should read this prospectus and any prospectus supplements carefully before you invest. You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. Peru has not authorized anyone to provide you with different or additional information. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference in them is accurate as of any date other than the date on the cover page of those documents.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 8, 2021.

Peru is not making an offer of these securities in any jurisdiction where the offer is not permitted. This prospectus may be used only where it is legal to sell these securities. The information in this prospectus may be accurate only as of the date of this document.

ABOUT THIS PROSPECTUS

This prospectus provides you with a general description of the securities that Peru may offer under the “shelf” registration statement it has filed with the U.S. Securities and Exchange Commission (the “SEC”). Each time Peru sells some of the securities pursuant to that registration statement, it will provide a prospectus supplement that will contain specific information about the terms of that offering. A prospectus supplement may also add, update or change information contained in this prospectus. If the information in this prospectus differs from that in any prospectus supplement, you should rely on the updated information in the prospectus supplement. You should read both this prospectus and the accompanying prospectus supplement, together with additional information described in “Where You Can Find More Information.”

DATA DISSEMINATION

Peru subscribes to the IMF’s Special Data Dissemination Standard (the “SDDS”), which is designed to improve the timeliness and quality of information of subscribing member countries. The SDDS requires subscriber countries to provide schedules indicating the date on which data will be released, referred to as the “Advance Release Calendar.” Summary methodologies of all metadata to enhance transparency of statistical compilation are also provided on the Internet under the IMF’s Dissemination Standards Bulletin Board. The Internet website is located at http://dsbb.imf.org/Applications/web/sddscountrylist/. Neither Peru nor any agents or underwriters in respect of any issuance of securities related to this prospectus acting on behalf of Peru accept any responsibility for information included on, or accessible through, that website, and its contents are not intended to be incorporated by reference into this prospectus or any prospectus supplement.

i

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement, Peru will use the proceeds from the sale of securities offered by this prospectus for the general purpose of the government, including, but not limited to, financial investment and the refinancing, repurchasing or retiring of its domestic and external indebtedness. Peru may also issue securities offered by this prospectus in exchange for any of its outstanding securities.

DESCRIPTION OF THE SECURITIES

This prospectus provides a general description of the debt securities, warrants and units that Peru may offer. Each time it offers securities, Peru will provide a prospectus supplement that will contain specific information about the terms of that offering. A prospectus supplement may also add, update or change information contained in this prospectus. If the information in this prospectus differs from that in any prospectus supplement, you should rely on the updated information in the prospectus supplement.

Debt Securities

Peru will issue the debt securities under an indenture between Peru and the financial institution named therein, as trustee. Whenever Peru issues a series of debt securities, it will attached the indenture pursuant to which the securities are issued as an exhibit to the registration statement of which this prospectus forms a part. The name of the trustee will be set forth in the applicable prospectus supplement relating to the relevant series of debt securities.

The following description summarizes some of the more relevant terms of the debt securities and the indenture pursuant to which the debt securities are to be issued. This summary does not contain all of the information that may be important to you as a potential investor in the securities. You should read the indenture, the prospectus supplement and the forms of debt securities before making your investment decision. Peru will file the indenture (which may be amended from time to time) and the forms of debt securities with the SEC. The debt securities, units or warrants that are issued under the indenture are not and will not be subject to the U.S. Trust Indenture Act of 1939, as amended.

In this description of the debt securities, you will see some capitalized terms. These terms have particular legal meanings, which you can find under “—Defined Terms.”

Overview

The prospectus supplement relating to any series of debt securities offered will include specific terms relating to that series of debt securities. Those terms will include some or all of the following:

•	the title;

•	any limit on the aggregate principal amount;

•	the issue price;

•

if that series of debt securities will bear interest, the interest rate, which may be fixed or floating, the date from which interest will accrue, and the interest payment dates and the record dates for these interest payment dates;

•	the maturity date or dates;

•	a description of any index Peru will use to determine the amount of principal, premium or interest payments;

•	the places where and the manner in which principal, interest and other payments will be made;

•	the form of debt security, and, in the case of global securities, the depositary;

•	if that series of debt securities will be guaranteed, the guarantor and whether the guarantee will be partial or full;

•	any mandatory or optional sinking fund provisions;

•	any provisions that will allow Peru to redeem that series of debt securities at its option;

•	any provisions that entitle the holders to early repayment at their option;

•	the currency in which that series of debt securities is denominated and in which Peru will make payments;

•	if other than the law of the State of New York, the law of the governing jurisdiction;

•	the authorized denominations;

•	any additional agreements of Peru and any additional events that give holders of that series of debt securities the right to accelerate the maturity of the debt securities;

•	any terms upon which holders of that series of debt securities may exchange or convert the debt securities;

•	whether that series of debt securities will be listed and, if listed, the stock exchanges on which it will be listed; and

•	any other terms of that series of debt securities that do not conflict with the provisions of the indenture.

Peru may issue debt securities in exchange for other debt securities or that are convertible into new debt securities. The specific terms of the exchange or conversion of any debt security and the debt security for which it will be exchangeable or into which it will be converted will be described in the prospectus supplement relating to that exchangeable or convertible debt security.

Peru may issue debt securities at a discount below their stated principal amount, bearing no interest or interest at a rate that, at the time of issuance, is below market rates. Peru may also issue floating-rate debt securities that are exchangeable for fixed-rate debt securities. Peru will describe any special U.S. federal income tax consequences in the prospectus supplements for these offerings.

Peru is not required to issue all of its debt securities under the indenture and this prospectus, but instead may issue debt securities other than those described in this prospectus under other indentures and documentation. That documentation may contain terms different from those included in the indenture and described in this prospectus.

Status

The debt securities will be direct, general, unconditional, unsubordinated and unsecured obligations of Peru. Peru has pledged its full faith and credit to make all payments on the debt securities when due. The debt securities will rank equally, without any preference among themselves, with all of Peru’s other existing and future unsecured and unsubordinated External Indebtedness. It is understood that this provision will not be construed to require Peru to make payments under the debt securities ratably with payments being made under any other unsecured and unsubordinated External Indebtedness.

Form and Denomination

Unless otherwise provided in the prospectus supplement for an offering, Peru will issue debt securities:

•	denominated in U.S. dollars;

•	in fully registered book-entry form;

•	without coupons; and

•	in denominations of U.S.$1,000 and integral multiples of U.S.$1,000.

Debt securities in book-entry form will be represented by one or more global securities registered in the name of a nominee of The Depository Trust Company (“DTC”). Beneficial ownership interests in a global security will only be recorded on, and transferred through, the records maintained by DTC and its participants, including the depositaries for Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”), and Clearstream Banking, S.A. (“Clearstream”).

Payments

Peru will arrange for payments to be made on global debt securities by wire transfer to the applicable clearing system, or to its nominee or common depositary, as the registered owner of the debt securities, which will receive the funds for distribution to the holders. See “—Ownership of Book-Entry Securities.”

Peru will arrange for payments to be made on registered certificated debt securities on the specified payment dates to the registered holders of the debt securities. Peru will arrange for such payments by wire transfer or by check mailed to the holders at their registered addresses.

If any money that Peru pays to the trustee or any paying agent to make payments on any debt securities is not claimed at the end of two years after the applicable payment was due and payable, then the money will be returned to Peru. Peru will hold such unclaimed money in trust for the relevant holders of those debt securities. After any such repayment, neither the trustee nor any paying agent will be liable for the payment. However, Peru’s obligations to make payments on the debt securities as they become due will not be affected until the expiration of the prescription period, if any, specified in the debt securities (see “—Limitations on Claims”).

Indenture trustee

The indenture establishes:

•	the obligations of the indenture trustee;

•	the right to indemnification of the indenture trustee;

•	the liability and responsibility, including limitations on liability and responsibility, for actions that the indenture trustee takes; and

•	that the indenture trustee may enter into business transactions with Peru as freely as if it were not the indenture trustee.

Peru may replace the indenture trustee at any time, subject to the appointment of a replacement indenture trustee. In addition, Peru may appoint different indenture trustees for different series of debt securities. Peru may maintain deposit accounts and conduct other banking and financial transactions with the indenture trustee.

Paying Agents; Transfer Agents; Registrar

With respect to any series of debt securities, Peru may appoint paying agents, transfer agents and registrars that will be listed at the back of the applicable prospectus supplement. Peru may at any time appoint additional or replacement paying agents, transfer agents and registrars. Peru will, however, maintain a paying agent in a city in the United States and a registrar in The City of New York for each series of securities until the debt securities of that series are paid.

In addition, so long as required by the rules of the Luxembourg Stock Exchange, Peru will maintain a paying agent and a transfer agent in Luxembourg with respect to any series of debt securities listed on the Luxembourg Stock Exchange. Peru will promptly provide notice of the termination, appointment or change in the office of any paying agent, transfer agent or registrar acting in connection with a series of the debt securities.

Redemption, Repurchase and Early Repayment

Unless otherwise provided in the prospectus supplement for an offering, the debt securities will not be redeemable before maturity at the option of Peru or repayable before maturity at the option of the holder.

Nevertheless, Peru may at any time purchase any of the debt securities at any price in the open market or otherwise. Peru may hold or resell any debt securities it purchases or it may surrender them to the indenture trustee for cancellation. Any debt securities Peru purchases may not be re-issued or resold except in compliance with the Securities Act of 1933, as amended, and other applicable laws.

Replacement, Exchange and Transfer of Debt Securities

Beneficial interests in any global security representing debt securities may be exchanged for physical debt securities only in the circumstances described in “Book-Entry; Delivery and Form.” If Peru issues physical debt securities, holders may present their debt securities for exchange with debt securities of a different authorized denomination, together with a written request for an exchange, at the office of the indenture trustee in The City of New York, or at the office of any paying agent. In addition, holders may transfer their physical debt securities in whole or in part by surrendering them, together with an executed instrument of transfer, at any of those offices. Peru will not charge holders for the costs and expenses for the exchange, transfer or registration of transfer of the debt securities. Peru may, however, charge holders for applicable stamp duty, tax or other governmental charges.

If a physical debt security becomes mutilated, defaced, destroyed, lost or stolen, Peru may issue, and the indenture trustee will authenticate and deliver, a substitute debt security in replacement. In each case, the affected holder will be required to furnish to Peru, the indenture trustee and any other parties Peru specifies an indemnity under which the affected holder agrees to pay Peru, the indenture trustee and the other specified parties for any losses they may suffer relating to the debt security that was mutilated, defaced, destroyed, lost or stolen. Peru and the indenture trustee may also require that the affected holder present other documents and proof. The affected holder will be required to pay all expenses and reasonable charges for the replacement of the mutilated, defaced, destroyed, lost or stolen debt security.

Additional Amounts

Peru will pay all principal and interest on the debt securities without withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Peru, or any political subdivision of or taxing authority therein or thereof having the power to tax, except as required by law. If Peru is required by law to make any such withholding or deduction, it will pay such additional amounts as may be necessary to ensure that the net amounts receivable by the holders of the affected debt securities after such withholding or deduction shall equal the amount that would have been receivable in respect of such debt securities in the absence of such withholding or deduction.

Peru will not, however, pay any additional amounts if a holder is subject to withholding or deduction due to one of the following reasons:

•

the holder or beneficial owner of a debt security having some present or former connection with Peru other than merely being a holder or beneficial owner of the debt security or receiving payments of any nature on the debt security or enforcing its rights in respect of the debt security;

•

the failure of the holder or beneficial owner of a debt security, or any other person through which the holder or beneficial owner holds a debt security, to comply with any certification, identification or other reporting requirement concerning the nationality, residence, identity or connection with Peru of such holder or beneficial owner or other person, if compliance with the requirement is a precondition to exemption from all or any portion of such withholding or deduction; provided that (x) Peru or its agent has provided the holders with at least 60 days’ prior written notice of an opportunity to satisfy such a requirement, and (y) in no event shall such holder’s or beneficial owner’s or other person’s obligation to satisfy such a requirement require such holder or beneficial owner or other person to provide any materially more onerous information, documents or other evidence than would be required to be provided had such holder or beneficial owner or other person been required to file Internal Revenue Service Forms W-8BEN, W-8BEN-E, W-8ECI, W-8EXP and/or W-8IMY; or

•

the holder or beneficial owner of a debt security, or any other person through which the holder or beneficial owner holds a debt security, having presented the debt security for payment (where such presentation is required) more than 30 days after the Relevant Date (as defined below), except to the extent that the holder or beneficial owner or such other person would have been entitled to additional amounts on presenting the debt security for payment on any date during such 30-day period.

As used herein, “Relevant Date” in respect of any debt security means the date on which payment in respect thereof first becomes due or, if the full amount of the money payable has not been received by the trustee on or prior to such due date, the date on which notice is duly given to the holders (in the manner described under “Notices” below) that such monies have been so received and are available for payment.

In addition, no additional amounts shall be payable in respect of any payment on a debt security to a holder that is a fiduciary or partnership or other than the sole beneficial owner of such payment, to the extent the beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner would not have been entitled to receive payment of the additional amounts had such beneficiary, settlor, member or beneficial owner been the holder of such debt security.

Any reference to “principal” and/or “interest” hereunder or in the indenture or the debt securities shall be deemed to include any additional amounts which may be payable as described above.

Defined Terms

The following definitions are used in the debt securities:

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“External Indebtedness” means obligations of, or guaranteed, whether by contract, statute or otherwise, by Peru for borrowed money or represented by bonds, debentures, notes or similar instruments denominated or payable, or which, at the option of the holder, may be payable in a currency other than the currency of Peru or by reference to a currency other than the currency of Peru, other than any such obligations originally issued or incurred within Peru.

•

“Public External Indebtedness” means any External Indebtedness that (a) is in the form of, or represented by, bonds, notes or other securities that are, or were intended at the time of issuance to be, quoted, listed or traded on any securities exchange or other securities market, including, without limitation, securities for resale under Rule 144A under the Securities Act, or any successor law or regulation of similar effect, and (b) has an original maturity of more than one year or is combined with a commitment so that the original maturity of one year or less may be extended at the option of Peru to a period in excess of one year.

•

“Project Financing” means any financing of all or part of the costs of the acquisition, construction or development of any project if the person or persons providing that financing expressly agree to limit their recourse to the project financed and the revenues derived from that project as the principal source of repayment for the funds advanced.

•

“Security Interest” means any security interest, including, without limitation, any lien, pledge, mortgage, deed of trust or charge, or any encumbrance or preferential arrangement that has the practical effect of constituting a security interest.

Negative Pledge

While any of the debt securities are outstanding, Peru will not create or allow any Security Interest to be placed on or any part of its present or future revenues or assets to secure Public External Indebtedness, unless Peru creates or allows a Security Interest on the same terms for its obligations under the debt securities. Peru may, however, create or allow:

•	Security Interests created before November 21, 2003;

•

Security Interests securing Public External Indebtedness incurred in connection with a Project Financing, provided that the Security Interest is solely in assets or revenues of the project for which the Project Financing was incurred;

•

Security Interests securing Public External Indebtedness Peru incurred or assumed to finance or refinance the acquisition of the assets in which those Security Interests have been created or allowed and any Security Interests existing on those assets at the time of their acquisition;

•

Security Interests securing Public External Indebtedness arising in the ordinary course to finance export, import or other trade transactions, and in which Public External Indebtedness matures, after giving effect to all renewals and refinancing thereof, not more than one year after the date on which that Public External Indebtedness was originally incurred;

•

Security Interests securing Public External Indebtedness that, together with all other Public External Indebtedness secured by Security Interests, excluding Public External Indebtedness secured by other permitted Security Interests, does not exceed U.S.$25,000,000 in aggregate principal amount, or its equivalent in other currencies;

•

Security Interests arising by operation of a currently existing law in connection with Public External Indebtedness, including, without limitation, any right of set-off with respect to demand or time deposits maintained with financial institutions and bankers’ liens with respect to property held by financial institutions, in each case deposited with or delivered to those financial institutions in the ordinary course of the depositor’s activities;

•

Security Interests issued upon surrender or cancellation of Par Bonds or the principal amount of any Public External Indebtedness outstanding as of June 5, 1996, in each case, to the extent that the Security Interest is created to secure Public External Indebtedness on a basis comparable to the Par Bonds;

•

Security Interests on shares of, or other assets of, any present or former Peruvian public sector entity created or granted by Peru in connection with, or in anticipation of, the privatization of that entity; and

•	any renewal or extension of any of the Security Interests stated above.

Default; Acceleration of Maturity

Unless otherwise specified in the prospectus supplement for an offering, each of the following events is an event of default under any series of debt securities:

(1) Non-Payment:

•	Peru fails to pay for 30 days principal on that series of debt securities when due; or

•	Peru fails to pay for 30 days interest on that series of debt securities when due; or

(2) Breach of Other Obligations: Peru fails to perform any other obligation under that series of debt securities and that failure is incapable of remedy or is unremedied within 60 days after the indenture trustee has given written notice to Peru; or

(3) Cross Default: Peru fails to make any payment when due in respect of:

•	External Indebtedness outstanding as of November 21, 2003; and

•	Public External Indebtedness (other than such indebtedness that constitutes guarantees by Peru);

in each case, in an aggregate principal amount greater than U.S.$25,000,000, or its equivalent in any other currency, and that failure continues beyond the applicable grace period or waiver; or

(4) Cross Acceleration: an acceleration of the maturity of:

•	External Indebtedness outstanding as of November 21, 2003; and

•	Public External Indebtedness;

in an aggregate principal amount in excess of U.S.$25,000,000, or its equivalent in any other currency; or

(5) Moratorium: Peru declares a general suspension of payments or a moratorium on payment of all or a portion of its External Indebtedness that does not expressly exclude from such moratorium the debt securities of the applicable series; or

(6) Validity:

•	Peru contests the validity of, or its obligations under, that series of debt securities or, to the extent adversely affecting that series of debt securities, the indenture; or

•	Peru denies any of its obligations under that series of debt securities or, to the extent adversely affecting that series of debt securities, the indenture; or

•

any constitutional provision, treaty, law, regulation, decree, or other official pronouncement of Peru, or any final decision by any court in Peru having jurisdiction, renders it unlawful for Peru to pay any amount due on that series of debt securities or to perform any of its obligations under that series of debt securities or, to the extent adversely affecting that series of debt securities, the indenture; or

(7) Judgments: any writ, execution, attachment or similar process is levied against all or any substantial part of Peru’s assets in connection with any judgment for the payment of money exceeding U.S.$25,000,000, or its equivalent in any other currency, and Peru fails to satisfy or discharge that judgment, or adequately bond, contest in good faith or receive a stay of execution or continuance in respect of that judgment, within a period of 120 days; or

(8) Membership in the IMF: Peru fails to maintain its membership in, and its eligibility to use the general resources of, the IMF, and such failure shall continue for a period of 60 days.

If any of the events of default described above occurs and is continuing, the trustee may, in its discretion, institute judicial action to enforce the rights of the holders of that series. With the exception of a suit to enforce the absolute right of a holder to receive payment of the principal of and interest on debt securities on the stated maturity date therefor (as that date may be amended or modified pursuant to the terms of the debt securities, but without giving effect to any acceleration), a holder has no right to bring a suit, action or proceeding with respect to the debt securities of a series unless: (1) such holder has given written notice to the trustee that a default with respect to that series has occurred and is continuing; (2) holders of at least 25% of the aggregate principal amount outstanding of that series have instructed the trustee by specific written request to institute an action or proceeding and provided an indemnity for the benefit of the trustee that is satisfactory to the trustee; and (3) 60 days have passed since the trustee received the instruction, the trustee has failed to institute an action or proceeding as directed and no direction inconsistent with such written request shall have been given to the trustee by a majority of holders of that series of debt securities. Moreover, any such action commenced by a holder must be for the equal, ratable and common benefit of all holders of debt securities of that series.

The holders of more than 50% of the aggregate principal amount of the outstanding debt securities of any series may waive any existing defaults, and rescind or annul a declaration of acceleration on behalf of all holders of debt securities of that series if:

•

following the declaration that the debt securities of that series are immediately due and payable, Peru deposits with the indenture trustee a sum sufficient to pay all overdue installments of principal, interest and other amounts in respect of the debt securities of that series (other than principal due by virtue of the acceleration upon the event of default), as well as the reasonable fees and compensation of the indenture trustee; and

•	all other events of default (other than the non-payment of principal that became due by virtue of the acceleration upon the event of default) have been remedied.

Collective Action Clauses

Any series of debt securities issued under this prospectus will contain provisions regarding acceleration and voting on amendments, modifications and waivers that differ from the provisions governing the series of debt securities issued by Peru prior to August 6, 2015. The provisions described in this prospectus will govern any series of debt securities Peru will issue under this prospectus. These provisions are commonly referred to as “collective action clauses.” Under these provisions, Peru may amend certain key terms of the debt securities of a series, including the maturity date, amounts payable and other payment terms, with the consent of fewer than all the holders of debt securities of the relevant series. These collective action clauses are described below.

Meetings, Amendments and Waivers — Collective Action

Peru may call a meeting of the holders of debt securities of a series at any time to consider any matter regarding the indenture or the debt securities of the series. Peru will determine the time and place of the meeting and will notify the holders of the time, place and purpose of the meeting not less than 30 and not more than 60 days before the meeting.

In addition, Peru or the trustee will call a meeting of holders of debt securities of a series if the holders of at least 10% in principal amount of all debt securities of the series then outstanding have delivered a written request to Peru or the trustee (with a copy to Peru) setting out the purpose of the meeting. Within 10 days of receipt of such written request or copy thereof, Peru will notify the trustee and the trustee will notify the holders of the time, place and purpose of the meeting called by the holders, to take place not less than 30 and not more than 60 days after the date on which such notification is given.

Only holders and their proxies are entitled to vote at a meeting of holders. Peru will set the procedures governing the conduct of the meeting and if additional procedures are required, Peru will consult with the trustee to establish such procedures as are customary in the market.

Modifications may also be approved by holders of debt securities of a series pursuant to written action with the consent of the requisite percentage of debt securities of such series. The trustee will solicit the consent of the relevant holders to the modification not less than ten and not more than 30 days before the expiration date for the receipt of such consents as specified by the trustee.

The holders may generally approve any proposal by Peru to modify the indenture or the terms of the debt securities of a series with the affirmative vote (if approved at a meeting of the holders) or consent (if approved by written action) of holders of more than 50% of the outstanding principal amount of the debt securities of that series.

However, holders may approve, by vote or consent through one of three modification methods, any proposed modification by Peru that would do any of the following (such subjects referred to as “reserved matters”):

•	change the date on which any amount is payable on the debt securities;

•	reduce the principal amount (other than in accordance with the express terms of the debt securities and the indenture) of the debt securities;

•	reduce the interest rate applicable to the debt securities;

•	change the method used to calculate any amount payable on the debt securities (other than in accordance with the express terms of the debt securities and the indenture);

•	change the currency or place of payment of any amount payable on the debt securities;

•	modify Peru’s obligation to make any payments on the debt securities (including any redemption price therefor);

•	change the identity of the obligor under the debt securities;

•	change the definition of “outstanding debt securities” or the percentage of affirmative votes or written consents, as the case may be, required to make a “reserved matter modification”;

•	change the definition of “uniformly applicable” or “reserved matter modification”;

•

authorize the trustee, on behalf of all holders of the debt securities, to exchange or substitute all the debt securities for, or convert all the debt securities into, other obligations or securities of Peru or of any other person; or

•	change the legal ranking, governing law, submission to jurisdiction or waiver of immunities provisions of the terms of the debt securities.

A change to a reserved matter, including the payment terms of the debt securities, can be made without your consent, as long as the change is approved, pursuant to one of the three following modification methods, by vote or consent by:

•

the holders of more than 75% of the aggregate principal amount of the outstanding debt securities of a series affected by the proposed modification (but does not modify the terms of any other series of debt securities issued under the indenture);

•

where such proposed modification would affect the outstanding debt securities of two or more series, the holders of more than 75% of the aggregate principal amount of the outstanding debt securities of all the series affected by the proposed modification, taken in the aggregate, if certain “uniformly applicable” requirements are met; or

•

where such proposed modification would affect the outstanding debt securities of two or more series, whether or not the “uniformly applicable” requirements are met, the holders of more than 66 2/3% of the aggregate principal amount of the outstanding debt securities of all the series affected by the proposed modification, taken in the aggregate, and the holders of more than 50% of the aggregate principal amount of the outstanding debt securities of each series affected by the modification, taken individually.

“Uniformly applicable,” as referred to above, means a modification by which holders of debt securities of any series affected by that modification are invited to exchange, convert or substitute their debt securities on the same terms for (x) the same new instruments or other consideration or (y) new instruments or other consideration from an identical menu of instruments or other consideration. It is understood that a modification will not be considered to be uniformly applicable if each exchanging, converting or substituting holder of debt securities of any series affected by that modification is not offered the same amount of consideration per amount of principal, the same amount of consideration per amount of interest accrued but unpaid and the same amount of consideration per amount of past due interest, respectively, as that offered to each other exchanging, converting or substituting holder of debt securities of any series affected by that modification (or, where a menu of instruments or other consideration is offered, each exchanging, converting or substituting holder of debt securities of any series affected by that modification is not offered the same amount of consideration per amount of principal, the same amount of consideration per amount of interest accrued but unpaid and the same amount of consideration per amount of past due interest, respectively, as that offered to each other exchanging, converting or substituting holder of debt securities of any series affected by that modification electing the same option under such menu of instruments).

Peru may select, in its discretion, any modification method for a reserved matter modification in accordance with the indenture and designate which series of debt securities will be included for approval in the aggregate of modifications affecting two or more series of debt securities. Any selection of a modification method or designation of series to be included will be final for the purpose of that vote or consent solicitation. If any one or more series of debt securities issued under the FAA (as defined below) are included in a proposed modification affecting two or more series of debt securities under the indenture that seeks holder approval pursuant to a single aggregated vote, that modification will be uniformly applicable (as described above) to all such series, regardless of when they were issued.

For so long as any series of debt securities issued under the fiscal agency agreement, dated as of February 6, 2003, between Peru and The Bank of New York (as successor to JPMorgan Chase Bank), as fiscal agent, principal paying agent and registrar (as amended by Amendment No. 1 to the Fiscal Agency Agreement, dated November 21, 2003 and Amendment No. 2 to the Fiscal Agency Agreement dated October 14, 2004, the “FAA”) (the securities issued under the FAA, “FAA debt securities”) is outstanding, if Peru certifies to the trustee under the indenture and to the fiscal agent under the FAA that a cross-series modification under the indenture is being sought simultaneously with an “FAA reserve matter modification,” the FAA debt securities affected by such FAA reserve matter modification shall be treated as “series affected by that proposed modification” as that phrase is used in the indenture (as described in the preceding paragraphs); provided, however, that if Peru seeks a cross-series modification with single aggregated voting, the holders of any series of FAA debt securities affected by the FAA reserve matter modification must have been invited to exchange, convert or substitute such FAA debt securities for either (x) the same new instruments or other consideration as the holders of debt securities of each affected series of debt securities for which consent to the cross-series modification is sought or (y) new instruments or other consideration from an identical menu of instruments or other consideration as the holders of debt securities of each affected series of debt securities for which consent to the cross-series modification is sought.

It is Peru’s intention that in such circumstances, the votes of the holders of the affected FAA debt securities be counted for purposes of the voting thresholds specified in the indenture for the applicable cross-series modification as if those FAA debt securities had been affected by that cross-series modification although the holders of any bonds will be deemed to have acknowledged and agreed that the effectiveness of any modification, as it relates to the FAA debt securities, shall be governed exclusively by the terms and conditions of those FAA debt securities and by the FAA and shall not be binding upon holders of the FAA debt securities unless such modification would otherwise have been effective under the FAA; provided that no such cross series modification shall be effective unless such modification shall have also been effective with respect to the holders of the FAA debt securities under the FAA.

“FAA reserve matter modification,” as referred to above, means any modification to the terms and conditions of one or more series of the FAA debt securities, pursuant to the FAA.

Before soliciting any consent or vote of any holder of debt securities for any change to a reserved matter, Peru will provide the following information to the trustee for distribution to the holders of debt securities of any series that would be affected by the proposed modification:

•

a description of Peru’s economic and financial circumstances that are in Peru’s opinion relevant to the request for the proposed modification, a description of Peru’s existing debts and description of its broad policy reform program and provisional macroeconomic outlook;

•

if Peru shall at the time have entered into an arrangement for financial assistance with multilateral and/or other major creditors or creditor groups and/or an agreement with any such creditors regarding debt relief, (x) a description of any such arrangement or agreement and (y) where permitted under the information disclosure policies of the multilateral or other creditors, as applicable, a copy of the arrangement or agreement;

•	a description of Peru’s proposed treatment of external debt instruments that are not affected by the proposed modification and its intentions with respect to any other major creditor groups; and

•	if Peru is then seeking any reserved matter modification affecting any other series of debt securities, a description of that proposed modification.

For purposes of determining whether the required percentage of holders of the debt securities of a series has approved any amendment, modification or change to, or waiver of, the debt securities or the indenture, or whether the required percentage of holders has delivered a notice of acceleration of the debt securities of that series, debt securities held by Peru or any public sector instrumentality of Peru or by a corporation, trust or other legal entity that is controlled by Peru or a public sector instrumentality will be disregarded and deemed not to be outstanding and may not be counted in a vote or consent solicitation for or against a proposed modification, if on the record date for the proposed modification or other action or instruction under the indenture, the debt security is held by Peru or by a public sector instrumentality, or by a corporation, trust or other legal entity that is controlled by Peru or a public sector instrumentality, except that (x) debt securities held by Peru or any public sector instrumentality of Peru or by a corporation, trust or other legal entity that is controlled by Peru or a public sector instrumentality which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the trustee the pledgee’s right so to act with respect to such debt securities and that the pledgee is not Peru or a public sector instrumentality, and in case of a dispute concerning such right, the advice of counsel shall be full protection in respect of any decision made by the trustee in accordance with such advice and any certificate, statement or opinion of counsel may be based, insofar as it relates to factual matters or information which is in the possession of the trustee, upon the certificate, statement or opinion of or representations by the trustee; and (y) in determining whether the trustee will be protected in relying upon any such action or instructions hereunder, or any notice from holders, only debt securities that a responsible officer of the trustee knows to be so owned or controlled will be so disregarded.

As used in the preceding paragraph, “public sector instrumentality” means any department, secretary, ministry or agency of Peru, and “control” means the power, directly or indirectly, through the ownership of voting securities or other ownership interests, by contract or otherwise, to direct the management of or elect or appoint a majority of the board of directors or other persons performing similar functions in lieu of, or in addition to, the board of directors of that legal entity.

Other Amendments

Peru and the trustee may, without the vote or consent of any holder of debt securities of a series, amend the indenture or the debt securities of the series for the purpose of:

•	adding to Peru’s covenants for the benefit of the holders;

•	surrendering any of Peru’s rights or powers with respect to the debt securities of that series;

•	securing the debt securities of that series;

•	curing any ambiguity or curing, correcting or supplementing any defective provision in the debt securities of that series or the indenture;

•

amending the debt securities of that series or the indenture in any manner that Peru and the trustee may determine and that does not materially adversely affect the interests of any holders of the debt securities of that series; or

•	correcting, in the opinion of the trustee, a manifest error of a formal, minor or technical nature.

Notices

Notices will be mailed to holders at their registered addresses and will be deemed to have been given on the date of mailing. All notices to holders will be published, if and so long as the debt securities are listed on the

Luxembourg Stock Exchange, and the rules of the Luxembourg Stock Exchange so require, in a daily newspaper of general circulation in Luxembourg. If publication is not practicable, notice will be validly given if made in accordance with the rules of the Luxembourg Stock Exchange.

Further Issues

Without the consent of the holders of the debt securities, Peru may issue additional debt securities with the same terms and conditions as an outstanding series of debt securities, except for the issue date, issue price and amount of first interest payment, and Peru may consolidate the additional debt securities to form a single series with an outstanding series of debt securities.

Warrants

If Peru issues warrants, it will describe their specific terms in a prospectus supplement, and Peru will file a warrant agreement or amendment to the indenture and form of warrant with the SEC. The following description summarizes some of the general terms that apply to warrants. You should read the applicable prospectus supplement, warrant agreement and form of warrant before making your investment decision.

Peru may issue warrants or other similar securities, either separately or together with any debt securities, that would entitle the holder to purchase debt securities or obligate Peru to repurchase or exchange debt securities. If Peru issues any warrants, each issue of warrants will be issued under a warrant agreement between Peru and a bank or trust company, which may be the indenture trustee, as warrant agent. The warrant agent will act solely as the agent of Peru in connection with the warrants of an issue and will not assume any obligation or relationship of agency for or with the holders or beneficial owners of warrants. The applicable prospectus supplement will include some or all of the following terms relating to an issue of warrants or other similar securities:

•	the initial offering price;

•	the currency required to purchase the warrants;

•	the title and terms of the debt securities or other consideration that the holders will receive on exercise of their warrants;

•	the principal amount of debt securities or amount of other consideration that the holders will receive on exercise of their warrants;

•	the principal amount and kind of debt securities that the holders may obligate Peru to purchase or exchange if the holders exercise their warrants and the purchase price of those debt securities;

•	the exercise price or ratio;

•	the procedures of, and conditions to, exercise of the warrants and the dates on which the holders can exercise their warrants;

•	whether and under what conditions Peru may cancel the warrants;

•	the title and terms of any debt securities issued with the warrants, and the amount of debt securities issued with each warrant;

•	the date, if any, on and after which the warrants and any debt securities issued with the warrants will trade separately;

•	the form of the warrants (global or certificated and registered or bearer), whether they will be exchangeable for another form and, if registered, where they may be transferred and exchanged;

•	the identity of the warrant agent;

•	any special U.S. federal income tax considerations; and

•	any other terms of the warrants that do not conflict with the provisions of the indenture.

The warrants will be direct, unconditional and unsecured obligations of Peru and will not constitute indebtedness of Peru.

Units

Peru may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each security comprising that unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The prospectus supplement relating to a particular issue of units will describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	whether the units will be issued in fully registered or global form.

The preceding description does not, and any description of units in the applicable prospectus supplement will not, purport to be complete and they are subject to and are qualified in their entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to those units.

Limitation on Claims

To the extent permitted by law, claims against Peru for the payment of principal of, or interest or other amounts due on, the debt securities (including additional amounts) will become void unless made within ten years of the date on which that payment first became due.

Jurisdiction, Consent to Service and Enforceability

Peru is a foreign sovereign state. Consequently, it may be difficult for you to obtain or realize judgments of the courts of the United States or elsewhere against Peru. Furthermore, it may be difficult for you to enforce, in the United States or elsewhere, the judgments of United States or foreign courts against Peru.

In connection with any legal action against Peru or its properties, assets or revenues arising out of or relating to the indenture or any debt securities or warrants, to which we refer in this prospectus as a “related proceeding,” Peru will:

•	submit to the exclusive jurisdiction of any New York State or U.S. federal court sitting in New York City, and any appellate court thereof;

•	agree that all claims in respect of any related proceeding may be heard and determined in such New York State or U.S. federal court;

•	agree that any judgment obtained in such New York State or U.S. federal court arising out of a related proceeding may be enforced or executed in any other court of competent jurisdiction;

•

agree that any judgment obtained in any such other court as a result of such enforcement or execution may be enforced or executed in any such other court of competent jurisdiction by means of a suit on the judgment or in any other manner provided by law;

•

consent to and waive, to the fullest extent permitted by law, any objection that it may have to the laying of venue of any related proceeding brought in such New York State or U.S. federal court or to the laying of venue of any legal action brought solely for the purpose of enforcing or executing a related judgment in such New York State or U.S. federal court or any other courts;

•	waive, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of a related proceeding or any such legal action in any such court; and

•

appoint CT Corporation System, presently located at 28 Liberty Street, New York, New York, 10005, as its process agent and maintain at all times an agent with offices in New York to act as its process agent.

In order to enforce or execute any judgment ordering any payment by Peru, Peruvian courts will require that payment to be included in the corresponding annual budget laws.

The process agent will receive on behalf of Peru and its property service of all writs, process and summonses in any related proceeding or any suit, action or proceeding to enforce or execute any related judgment brought against it in any New York State or U.S. federal courts sitting in New York City. Failure of the process agent to give any notice to Peru of any such service of process shall not impair or affect the validity of that service or of any judgment based thereon. Nothing in the indenture shall in any way be deemed to limit the ability to serve any such writs, process or summonses in any other manner permitted by applicable law.

To the extent that Peru or any of its revenues, assets or properties may be entitled to any sovereign or other immunity under any law, Peru will not claim and will waive that immunity to the fullest extent permitted by the laws of such jurisdiction. This waiver covers Peru’s sovereign immunity and immunity from prejudgment attachment, post-judgment attachment and attachment in aid, but does not extend to the attachment of revenues, assets and property of Peru located in Peru, unless permitted under Peruvian law. Additionally, under Peruvian law, Peru’s waiver of immunity will not extend to property that is:

•	used by a diplomatic or consular mission of Peru;

•	of a military character and under the control of a military authority or defense agency of Peru;

•	public property;

•

shares of Peruvian public sector entities or shares of Peruvian private sector entities owned or controlled by Peru or by a Peruvian public sector entity, or revenues collected from the sale of those shares, to the extent those shares or revenues are exempt by Peruvian law from attachment or execution; or

•	funds deposited in Peru’s accounts held in the Peruvian financial system.

Peru, however, reserves the right to plead sovereign immunity under the U.S. Foreign Sovereign Immunities Act of 1976 with respect to actions brought against it under U.S. federal securities laws or any state securities law, and its submission to jurisdiction, appointment of CT Corporation System as its agent for service of process and waiver of immunity do not include these actions. Without an effective waiver of immunity by Peru with respect to those actions, it would be impossible to obtain a U.S. judgment in such an action against Peru unless a court were to determine that Peru is not entitled under the Foreign Sovereign Immunities Act of 1976 to sovereign immunity with respect to that action. In addition, even if a U.S. judgment could be obtained in action under the Foreign Sovereign Immunities Act of 1976, it may not be possible to enforce in Peru a judgment based on that U.S. judgment.

Generally, Peru will also consent for the purposes of the State Immunity Act of 1978 of the United Kingdom to the giving of any relief or the issue of any process.

Governing Law

The indenture and, unless otherwise provided in the prospectus supplement for an offering, any warrant agreement, as well as any debt securities, warrants or units, will be governed by and must be interpreted in accordance with the laws of the State of New York, except that all matters governing authorization and execution by Peru will be governed by the laws of Peru. Notwithstanding any reserved matter modification, all matters related to the consent of holders and to modifications of the indenture or the debt securities will always be governed by and construed in accordance with the law of the State of New York.

Book-Entry; Delivery and Form

DTC, Euroclear and Clearstream are under no obligation to perform or continue to perform the procedures described below, and they may modify or discontinue them at any time. Neither Peru nor the trustee will be responsible for DTC’s, Euroclear’s or Clearstream’s performance of their obligations under their rules and procedures. Additionally, neither Peru nor the trustee will be responsible for the performance by direct or indirect participants of their obligations under their rules and procedures.

Peru may issue debt securities, warrants or units in the form of one or more global securities, the ownership and transfer of which are recorded in computerized book-entry accounts, eliminating the need for physical movement of securities. Peru refers to the intangible securities represented by a global security as “book-entry” securities.

When Peru issues book-entry securities, it will deposit the applicable global security with a clearing system. The global security will be either registered in the name of the clearing system or its nominee or common depositary. Unless a global security is exchanged for certificated securities, as discussed in “—Certificated Securities,” it may not be transferred, except among the clearing system, its nominees or common depositaries and their successors. Clearing systems include DTC in the United States and Euroclear and Clearstream in Europe.

Clearing systems process the clearance and settlement of book-entry securities for their direct participants. A “direct participant” is a bank or financial institution that has an account with a clearing system. The clearing systems act only on behalf of their direct participants, who in turn act on behalf of indirect participants. An “indirect participant” is a bank or financial institution that gains access to a clearing system by clearing through or maintaining a relationship with a direct participant.

Euroclear and Clearstream are connected to each other by a direct link and participate in DTC through their New York depositaries, which act as links between the clearing systems. These arrangements permit you to hold book-entry securities through participants in any of these systems, subject to applicable securities laws.

Ownership of Book-Entry Securities

If you wish to purchase book-entry securities, you must either be a direct participant or make your purchase through a direct or indirect participant. Investors who purchase book-entry securities will hold them in an account at the bank or financial institution acting as their direct or indirect participant. Holding securities in this way is called holding in “street name.”

When you hold securities in street name, you must rely on the procedures of the institutions through which you hold your securities to exercise any of the rights granted to holders. This is because the legal obligations of Peru and the trustee will only be to the registered owner of the global security, which will be the clearing system or its nominee or common depositary. For example, once Peru and the trustee make a payment to the registered holder of a global security, they will no longer be liable for the payment, even if you do not receive it. In practice, the clearing systems will pass along any payments or notices they receive from Peru to their participants, which will pass along the payments to you. In addition, if you desire to take any action which a holder of the global security is entitled to take, then the clearing system would authorize the participant through which you hold your book-entry securities to take such action, and the participant would then either authorize you to take the action or would act for you on your instructions. The transactions between you, the participants and the clearing systems will be governed by customer agreements, customary practices and applicable laws and regulations, and not by any legal obligation of Peru or the trustee.

As an owner of book-entry securities represented by a global security, you will also be subject to the following restrictions:

•

you will not be entitled to receive physical delivery of the securities in certificated form or have any of the securities registered in your name, except under the circumstances described in “—Certificated Securities”;

•	you may not be able to transfer or sell your securities to some insurance companies and other institutions that are required by law to own their securities in certificated form; and

•	you may not be able to pledge your securities in circumstances where certificates must be physically delivered to the creditor or the beneficiary of the pledge in order for the pledge to be effective.

Cross-Market Transfer, Clearance and Settlement of Book-Entry Securities

The following description reflects Peru’s understanding of the current rules and procedures of DTC, Euroclear and Clearstream relating to cross-market trades in book-entry securities where Euroclear and Clearstream hold securities through their respective depositaries at DTC. These systems could change their rules and procedures at any time.

It is important for you to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date, i.e., the date specified by the purchaser and seller on which the price of the securities is fixed.

When book-entry securities are to be transferred from a DTC seller to a Euroclear or Clearstream purchaser, the purchaser must first send instructions to Euroclear or Clearstream through a participant at least one business day before the settlement date. Euroclear or Clearstream will then instruct its New York depositary to receive the securities and make payment for them. On the settlement date, the New York depositary will make payment to the DTC participant through which the seller holds its securities, which will make payment to the seller, and the securities will be credited to the New York depositary’s account. After settlement has been completed, Euroclear or Clearstream will credit the securities to the account of the participant through which the purchaser is acting. This securities credit will appear the next day European time after the settlement date, but will be back-valued to the value date, which will be the preceding day if settlement occurs in New York. If settlement is not completed on the intended value date, the securities credit and cash debit will instead be valued at the actual settlement date.

A participant in Euroclear or Clearstream, acting for the account of a purchaser of book- entry securities, will need to make funds available to Euroclear or Clearstream in order to pay for the securities on the value date. The most direct way of doing this is for the participant to preposition funds, i.e., have funds in place at Euroclear or Clearstream before the value date, either from cash on hand or existing lines of credit. The participant may require the purchaser to follow these same procedures.

When book-entry securities are to be transferred from a Euroclear or Clearstream seller to a DTC purchaser, the seller must first send instructions to and preposition the securities with Euroclear or Clearstream through a participant at least one business day before the settlement date. Euroclear or Clearstream will then instruct its New York depositary to credit the book-entry securities to the account of the DTC participant through which the purchaser is acting and to receive payment in exchange. The payment will be credited to the account of the

Euroclear or Clearstream participant through which the seller is acting on the following day, but the receipt of the cash proceeds will be back-valued to the value date, which will be the preceding day if settlement occurs in New York. If settlement is not completed on the intended value date, the receipt of the cash proceeds and securities debit will instead be valued at the actual settlement date.

Certificated Securities

Peru will only issue securities in certificated form in exchange for book-entry securities represented by a global security if:

•

the depositary notifies Peru that it is unwilling or unable to continue as depositary, is ineligible to act as depositary or ceases to be a clearing agency registered under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Peru does not appoint a successor depositary or clearing agency within 90 days;

•

the trustee has instituted or has been directed to institute any judicial proceeding to enforce the rights of the holders under the debt securities and has been advised by its legal counsel that it should obtain possession of the securities for the proceeding; or

•	Peru elects not to have the securities of a series represented by a global security or securities.

If a physical or certificated security becomes mutilated, defaced, apparently destroyed, lost or stolen, Peru may execute, and the trustee shall authenticate and deliver, a substitute security in replacement. In each case, the affected holder will be required to furnish to Peru and to the trustee an indemnity under which it will agree to pay Peru, the trustee and any of their respective agents for any losses that they may suffer relating to the security that was mutilated, defaced, apparently destroyed, lost or stolen. Peru and the trustee may also require that the affected holder present other documents or proof. The affected holder may be required to pay all taxes, expenses and reasonable charges associated with the replacement of the mutilated, defaced, apparently destroyed, lost or stolen security.

If Peru issues certificated securities, a holder of certificated securities may exchange them for securities of a different authorized denomination by submitting the certificated securities, together with a written request for an exchange, at the office of the trustee as specified in the indenture in New York City, or at the office of any paying agent. In addition, the holder of any certificated security may transfer it in whole or in part by surrendering it at any of such offices together with an executed instrument of transfer.

Peru will not charge the holders for the costs and expenses associated with the exchange, transfer or registration of transfer of certificated securities. Peru may, however, charge the holders for certain delivery expenses as well as any applicable stamp duty, tax or other governmental or insurance charges. The trustee may reject any request for an exchange or registration of transfer of any security made within 15 days of the date for any payment or principal of, or premium or interest on the securities.

TAXATION

Peru Taxation

The following is a general summary of the material consequences under Peruvian tax law, as currently in effect, of an investment by a “foreign holder” in debt securities issued by Peru. For this purpose, “foreign holder” means either: (i) an individual who is neither a resident nor domiciled in Peru or (ii) a legal entity that is not incorporated under the laws of Peru, unless the debt securities are assigned to a branch, agent, representative or permanent establishment of an entity in Peru. For purposes of Peruvian taxation, an individual holder is deemed a resident of Peru if he or she has remained in Peru for more than 183 days within any 12-month period. As a general rule, in the case of individuals, the Peruvian tax residency status is assessed on January 1st of each year.

Under Peruvian income tax law, interest and capital gains originating from the following instruments are not subject to any withholding tax or income tax: (i) Public Treasury bills issued by the Republic of Peru; or (ii) debt securities issued by the Republic of Peru either (a) under the Market Makers Program or under any substitute mechanism that may replace it, or (b) in the international market from 2003 onwards; or (iii) obligations of the Central Reserve Bank of Peru, except those originating from legal reserve deposits of credit granting institutions; or (iv) securities included in Exchange Trade Funds which replicate indexes based on national investment instruments, when an alienation of such securities takes place for (a) the creation of Exchange Traded Funds, or (b) the cancellation of Exchange Traded Funds, or (c) the managing of Exchange Traded Funds’ assets.

According to the paragraph above, under Peruvian income tax law, interest and capital gains from debt securities will not be subject to any withholding tax or income tax.

United States Federal Income Tax Considerations For United States Persons

The following discussion is a summary of certain United States federal income tax consequences of the purchase, ownership and disposition of debt securities as of the date hereof. Except where noted, this summary deals only with debt securities that are held as capital assets (generally, held for investment) by a U.S. holder (as defined below).

A “U.S. holder” means a beneficial owner of a debt security that is for United States federal income tax purposes any of the following:

•	an individual citizen or resident of the United States;

•

a corporation (or any other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to United States federal income taxation regardless of its source; or

•

a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

This summary is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and U.S. Treasury regulations, rulings and judicial decisions as of the date hereof. Those authorities may be changed, perhaps retroactively, or subject to different interpretations, so as to result in United States federal income tax consequences different from those summarized below. This summary does not address all aspects of United States federal income taxation and does not address the effects of the Medicare contribution tax on net investment income or foreign, state, or local or other tax considerations that may be relevant to U.S. holders in light of their personal circumstances. In addition, it does not represent a detailed description of the United States federal income tax consequences applicable to you if you are subject to special treatment under the United States federal income tax laws. For example, this summary does not address:

•

tax consequences to holders who may be subject to special tax treatment, such as dealers in securities or currencies, traders in securities that elect to use the mark-to-market method of accounting for their securities, financial institutions, regulated investment companies, real estate investment trusts, partnerships or other pass-through entities for United States federal income tax purposes (or investors therein), tax-exempt entities or insurance companies;

•	tax consequences to persons holding the debt securities as part of a hedging, integrated, constructive sale or conversion transaction or a straddle;

•	tax consequences to holders of the debt securities whose “functional currency” is not the United States dollar;

•

tax consequences attributable to U.S. holders being required to accelerate the recognition of any item of gross income with respect to the debt securities as a result of such income being recognized on an applicable financial statement; or

•	alternative minimum, estate or gift tax consequences, if any.

If a partnership (or other entity or arrangement treated as a partnership for United States federal income tax purposes) holds debt securities, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding debt securities, you should consult your own independent tax advisors.

If you are considering the purchase of debt securities, you should consult your own tax advisors concerning the particular United States federal income tax consequences to you of the purchase, ownership and disposition of the debt securities, as well as the consequences to you arising under the laws of any other taxing jurisdiction.

The discussion below assumes that all debt securities issued will be classified for United States federal income tax purposes as indebtedness of Peru and you should note that in the event of an alternative characterization, the tax consequences would differ from those discussed below. The specific terms of an offering of debt securities may also raise United States federal income tax considerations in addition to those described below. For example, this discussion does not describe the tax treatment of convertible debt securities or debt securities denominated in or determined by reference to a currency other than the U.S. dollar. A description of any such considerations, or certain United States federal income tax considerations related to the offering of warrants or units, will be provided in the applicable prospectus supplement.

Payments of Interest

Except as set forth below, interest on a debt security will generally be taxable to you as ordinary income at the time it is paid or accrued in accordance with your method of accounting for United States federal income tax purposes. In addition to interest on the debt securities (which includes any Peruvian tax withheld from the interest payments you receive), you will be required to include in income any additional amounts paid in respect of any such Peruvian withholding tax. You may be entitled to deduct or credit this tax, subject to certain limitations (including that the election to deduct or credit foreign taxes generally applies to all of your foreign income taxes for a particular tax year). Interest income (including any additional amounts) and OID (as described below under “—Original Issue Discount”) on a debt security generally will be considered foreign source income and, for purposes of the United States foreign tax credit, generally will be considered “passive category income.” You will generally be denied a foreign tax credit for foreign income taxes imposed with respect to the debt securities where you do not meet a minimum holding period requirement during which you are not protected from risk of loss. The rules governing the foreign tax credit are complex. You are urged to consult your tax advisors regarding the availability of the foreign tax credit under your particular circumstances.

Original Issue Discount

If you own debt securities issued with original issue discount (“OID”), you will be subject to special tax accounting rules, as described in greater detail below. In that case, you should be aware that you generally must include OID in gross income (as ordinary income) in advance of the receipt of cash attributable to that income (as further described below). However, you generally will not be required to include separately in income cash payments received on the debt securities, even if denominated as interest, to the extent those payments do not constitute “qualified stated interest,” as defined below. Notice will be given in the applicable prospectus supplement when Peru determines that a particular debt security will be issued with OID (an “original issue discount debt security”).

A debt security with an “issue price” that is less than the stated redemption price at maturity (the sum of all payments to be made on the debt security other than “qualified stated interest”) generally will be issued with OID in an amount equal to that difference if that difference is at least 0.25% of the stated redemption price at maturity multiplied by the number of complete years to maturity, or in the case of an amortizing debt security, the weighted average maturity. The “issue price” of each debt security in a particular offering will be the first price at which a substantial amount of that particular offering is sold to the public for cash. The term “qualified stated interest” means stated interest that is unconditionally payable in cash or in property, other than debt instruments of the issuer, and meets all of the following conditions:

•	it is payable at least once per year;

•	it is payable over the entire term of the debt security; and

•	it is payable at a single fixed rate or, subject to certain conditions, a rate based on one or more interest indices.

Peru will give you notice in the applicable prospectus supplement when it determines that a particular debt instrument will bear interest that is not qualified stated interest.

If you own a debt instrument issued with de minimis OID, which is discount that is not OID because it is less than 0.25% of the stated redemption price at maturity multiplied by the number of complete years to maturity, you generally must include the de minimis OID in income at the time principal payments on the debt securities are made in proportion to the amount paid. Any amount of de minimis OID that you have included in income will be treated as capital gain.

Certain of the debt securities may contain provisions permitting them to be redeemed prior to their stated maturity at Peru’s option and/or at your option. Original issue discount debt securities containing those features may be subject to rules that differ from the general rules discussed herein. If you are considering the purchase of original issue discount debt securities with those features, you should carefully examine the applicable prospectus supplement and should consult your own tax advisors with respect to those features since the United States federal income tax consequences to you with respect to OID will depend, in part, on the particular terms and features of the debt securities.

If you own original issue discount debt securities with a maturity upon issuance of more than one year, you generally must include OID in income in advance of the receipt of some or all of the related cash payments using the “constant yield method” described in the following paragraphs.

The amount of OID that you must include in income if you are the initial holder of an original issue discount debt security is the sum of the “daily portions” of OID with respect to the debt security for each day during the taxable year or portion of the taxable year in which you held that debt security (“accrued OID”). The daily portion is determined by allocating to each day in any “accrual period” a pro rata portion of the OID allocable to that accrual period. The “accrual period” for an original issue discount debt security may be of any length and may vary in length over the term of the debt security, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs on the first day or the final day of an accrual period. The amount of OID allocable to any accrual period other than the final accrual period is an amount equal to the excess, if any, of:

•

the debt security’s “adjusted issue price” at the beginning of the accrual period multiplied by its yield to maturity, determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period, over

•	the aggregate of all qualified stated interest allocable to the accrual period.

OID allocable to a final accrual period is the difference between the amount payable at maturity, other than a payment of qualified stated interest, and the adjusted issue price at the beginning of the final accrual period. Special rules will apply for calculating OID for an initial short accrual period. The “adjusted issue price” of a debt security at the beginning of any accrual period is equal to its issue price increased by the accrued OID for each prior accrual period, determined without regard to the amortization of any acquisition or bond premium, as described below, and reduced by any payments previously made on the debt security (other than a payment of qualified stated interest). Under these rules, you will have to include in income increasingly greater amounts of OID in successive accrual periods. Peru is required to provide information returns stating the amount of OID accrued on debt securities held by persons of record other than certain exempt holders.

Debt securities that provide for a variable rate of interest and that meet certain other requirements (“floating rate debt securities”) are subject to special OID rules. In the case of an original issue discount debt security that is a floating rate debt security, both the “yield to maturity” and “qualified stated interest” will be determined solely for purposes of calculating the accrual of OID as though the debt security will bear interest in all periods at a fixed rate generally equal to the rate that would be applicable to interest payments on the debt security on its date of issue or, in the case of certain floating rate debt securities, the rate that reflects the yield to maturity that is reasonably expected for the debt security. Additional rules may apply if either:

•	the interest on a floating rate debt security is based on more than one interest index; or

•	the principal amount of the debt security is indexed in any manner.

The discussion above generally does not address debt securities providing for contingent payments. You should carefully examine the applicable prospectus supplement regarding the United States federal income tax consequences of the holding and disposition of any debt securities providing for contingent payments.

You may elect to treat all interest on any debt security as OID and calculate the amount includible in gross income under the constant yield method described above. For purposes of this election, interest includes stated interest, acquisition discount, OID, de minimis OID, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium or acquisition premium. You should consult with your own tax advisors about this election.

Short-Term Debt Securities

In the case of debt securities having a term of one year or less (“short-term debt securities”), all payments, including all stated interest, will be included in the stated redemption price at maturity and will not be qualified stated interest. As a result, you will generally be taxed on the discount instead of stated interest. The discount will be equal to the excess of the stated redemption price at maturity over the issue price of a short-term debt security, unless you elect to compute this discount using tax basis instead of issue price. In general, individuals and certain other cash method U.S. holders of short-term debt securities are not required to include accrued discount in their income currently unless they elect to do so, but may be required to include stated interest in income as the income is received. U.S. holders that report income for United States federal income tax purposes on the accrual method and certain other U.S. holders are required to accrue discount on short-term debt securities (as ordinary income) on a straight-line basis, unless an election is made to accrue the discount according to a constant yield method based on daily compounding. If you are not required, and do not elect, to include discount in income currently, any gain you realize on the sale, exchange, retirement or other taxable disposition of a short-term debt security will generally be ordinary income to you to the extent of the discount accrued by you through the date of the sale, exchange, retirement or other taxable disposition. In addition, if you do not elect to currently include accrued discount in income, you may be required to defer deductions for a portion of your interest expense with respect to any indebtedness incurred or continued to acquire or carry the short-term debt securities.

Market Discount

If you purchase a debt security for an amount that is less than its stated redemption price at maturity (or, in the case of an original issue discount debt security, its adjusted issue price), the amount of the difference will be treated as “market discount” for United States federal income tax purposes, unless that difference is less than a specified de minimis amount. Under the market discount rules, you will be required to treat any principal payment on, or any gain on the sale, exchange, retirement or other taxable disposition of, a debt security as ordinary income to the extent of the market discount that you have not previously included in income and are treated as having accrued on the debt security at the time of the payment or disposition (as described below).

In addition, you may be required to defer, until the maturity of the debt security or its earlier disposition in a taxable transaction, the deduction of all or a portion of the interest expense on any indebtedness incurred or continued to acquire or carry the debt security. You may elect, on a security-by-security basis, to deduct the deferred interest expense in a tax year prior to the year of disposition. You should consult your own tax advisors before making this election.

Any market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the debt security, unless you elect to accrue on a constant interest method. You may elect to include market discount in income currently as it accrues, on either a ratable or constant interest method, in which case the rule described above regarding deferral of interest deductions will not apply. An election to accrue market discount on a current basis will apply to all debt instruments acquired with market discount that you acquire on or after the first day of the first taxable year to which the election applies. The election may not be revoked without the consent of the Internal Revenue Service (the “IRS”).

Acquisition Premium, Amortizable Bond Premium

If you purchase an original issue discount debt security for an amount that is greater than its adjusted issue price but equal to or less than the sum of all amounts payable on the debt security after the purchase date other than payments of qualified stated interest, you will be considered to have purchased that debt security at an “acquisition premium.” Under the acquisition premium rules, the amount of OID that you must include in gross income with respect to the debt security for any taxable year will be reduced by the portion of the acquisition premium properly allocable to that year.

If you purchase a debt security (including an original issue discount debt security) for an amount in excess of the sum of all amounts payable on the debt security after the purchase date other than payments of qualified stated interest, you will be considered to have purchased the debt security at a “premium” and, if it is an original issue discount debt security, you will not be required to include any OID in income. You generally may elect to amortize the premium over the remaining term of the debt security on a constant yield method as an offset to interest when includible in income under your regular accounting method. Special rules limit the amortization of premium in the case of convertible debt instruments. If you do not elect to amortize bond premium, that premium will decrease the gain or increase the loss you would otherwise recognize on retirement or other disposition of the debt security.

Sale, Exchange and Retirement of Debt Securities

Upon the sale, exchange, retirement or other taxable disposition of a debt security, you will recognize gain or loss equal to the difference between the amount you realize upon the sale, exchange, retirement or other taxable disposition (less an amount equal to any accrued but unpaid qualified stated interest, which will be taxable as interest income to the extent not previously included in income) and the adjusted tax basis of the debt security. Your adjusted tax basis in a debt security will, in general, be your cost for that debt security, increased by OID, market discount or any discount with respect to a short-term debt security that you previously included in income, and reduced by any amortized premium and any cash payments on the debt security other than payments of qualified stated interest. Except as described above with respect to certain short-term debt securities or with respect to market discount, and with respect to contingent payment debt instruments, which this summary generally does not discuss, such gain or loss generally will be capital gain or loss. Gain or loss realized by you on the sale, exchange, retirement or other taxable disposition of a debt security will generally be treated as United States source gain or loss. Capital gains of non-corporate U.S. holders (including individuals) derived in respect of capital assets held for more than one year are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Backup Withholding and Information Reporting

In general, information reporting requirements will apply to payments of principal and interest (including OID) on debt securities and to the proceeds of the sale or other disposition of a debt security paid to you (unless you are an exempt recipient and demonstrate this fact when so required). Additionally, if you fail to provide your taxpayer identification number, or in the case of interest payments, fail either to report in full dividend and interest income or to make certain certifications, you may be subject to backup withholding.

Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your United States federal income tax liability provided the required information is timely furnished to the IRS.

PLAN OF DISTRIBUTION

Overview

Peru may sell the securities in any of three ways:

•	through underwriters or dealers;

•	directly to one or more purchasers; or

•	through agents.

Each prospectus supplement for an offering will describe the following:

•	the names of any underwriters or agents;

•	the purchase price of the securities;

•	the net proceeds to Peru from the sale of the securities;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any agents’ commissions and other items constituting agents’ compensation;

•	any initial public offering price of the securities;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which those securities may be listed.

If Peru uses underwriters or dealers in a sale, they will acquire the securities for their own accounts and may resell them in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Peru may offer the securities to the public either through underwriting syndicates represented by managing underwriters or directly through underwriters. The obligations of the underwriters to purchase a particular offering of securities may be subject to conditions. The underwriters may change the initial public offering price or any concessions allowed or reallowed or paid to dealers.

In compliance with guidelines of the Financial Industry Regulatory Authority (FINRA), the maximum commission or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered by this prospectus and any applicable prospectus supplement; however, it is anticipated that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.

Peru may also sell the securities directly to the public or through agents. Unless otherwise specified in the applicable prospectus supplement, any agent will act on a reasonable best efforts basis for the period of its appointment.

Peru may authorize agents, underwriters or dealers to solicit offers by some institutions to purchase a particular offering of securities at the public offering price using delayed delivery contracts. These contracts provide for payment and delivery on a specified date in the future. The applicable prospectus supplement will describe the commission payable for solicitation and the terms and conditions of these contracts.

Peru may offer the securities to holders of other securities issued or guaranteed by Peru in payment for Peru’s purchase or exchange of the other securities, including as part of a reprofiling of Peru’s public debt. Peru may conduct such an offer either (a) through a publicly announced tender or exchange offer for the other securities or (b) through privately negotiated transactions. This kind of offer may be in addition to sales of the same securities using the methods described above.

Peru may agree to indemnify any agents and underwriters against some liabilities, including liabilities under the Securities Act. The agents and underwriters may also be entitled to contribution from Peru for payments they may make relating to these liabilities. Agents and underwriters may engage in transactions with or perform services for Peru in the ordinary course of business.

Non-U.S. Offerings

Peru will generally not register under the Securities Act the securities that it will offer and sell outside the United States. Thus, subject to some exceptions, Peru cannot offer, sell or deliver these securities within the United States or to U.S. persons. When Peru offers or sells securities outside the United States, each underwriter, dealer or agent will acknowledge that the securities:

•	have not been and will not be registered under the Securities Act; and

•	may not be offered or sold within the United States except under an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

Each underwriter, dealer or agent will agree that:

•

it has not offered or sold or solicited offers to purchase, and will not offer or sell or solicit offers to purchase, any of these unregistered securities within the United States, except under Rule 903 of Regulation S under the Securities Act; and

•	neither it nor its affiliates nor any persons acting on it or their behalf have engaged or will engage in any directed selling efforts regarding these securities.

OFFICIAL STATEMENTS

Information in this prospectus whose source is identified as a publication of Peru or one of its agencies or instrumentalities relies on the authority of that publication as a public official document of Peru. All other information in this prospectus, other than that included in “Plan of Distribution” above, is included as a public official statement made on the authority of Peru.

VALIDITY OF THE SECURITIES

The following persons, whose addresses will appear on the inside back cover of the applicable prospectus supplement, will provide opinions regarding the validity of the securities:

•	For Peru:

•	Simpson Thacher & Bartlett LLP, New York counsel to Peru; and

•	General Counsel of the Ministry of Economy and Finance or such other Peruvian counsel to Peru named in the applicable prospectus supplement.

•	For the underwriters, if any:

•	United States counsel to the underwriters named in the applicable prospectus supplement; and

•	Peruvian counsel to the underwriters named the applicable prospectus supplement.

As to all matters of Peruvian law, United States counsel to the underwriters may rely on the opinion of Peruvian counsel to the underwriters named in the applicable prospectus supplement. As to all matters of United States law, Peruvian counsel to the underwriters named in the applicable prospectus supplement may rely on the opinion of the United States counsel to the underwriters.

AUTHORIZED REPRESENTATIVE

The authorized representative of Peru in the United States is Hugo de Zela Martínez, Ambassador of Peru to the United States, whose address is 1700 Massachusetts Avenue NW, Washington, DC 20036.

WHERE YOU CAN FIND MORE INFORMATION

Peru has filed with the SEC under the Securities Act a registration statement, of which this prospectus forms a part, covering the securities, warrants and units. This prospectus does not contain all of the information included in the registration statement. Any statement made in this prospectus concerning the contents of any contract, agreement or other document is not necessarily complete. If Peru has filed any contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

Peru is not subject to the informational requirements of the Exchange Act. Peru commenced filing annual reports on Form 18-K with the SEC on a voluntary basis beginning with its fiscal year ended December 31, 2014. These reports include certain financial, statistical and other information concerning Peru. Peru may also file amendments on Form 18-K/A to its annual reports for the purpose of incorporating information in the Form 18-K or filing with the SEC exhibits which have not been included in the registration statement to which this prospectus and any prospectus supplements relate. When filed, this information and these exhibits will be incorporated by reference into, and these exhibits will become part of, this registration statement.

You can request copies of these documents by writing to the SEC. You may also read and copy these documents at the SEC’s public reference room in Washington, D.C.:

SEC Public Reference

100 F Street, N.E., Room 1580

Washington, D.C. 20549

Peru’s SEC filings are also available to the public from the SEC’s website at http://www.sec.gov. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room or log on to www.sec.gov.

The SEC allows Peru to incorporate by reference some information that Peru files with the SEC. Incorporated documents are considered part of this prospectus. Peru can disclose important information to you by referring you to those documents. The following documents, which Peru has filed or will file with the SEC, are considered part of and incorporated by reference in this prospectus and to any accompanying prospectus supplement:

•	Peru’s annual report on Form 18-K for the year ended December 31, 2019 filed with the SEC on October 19, 2020 (the “2019 annual report”);

•	Amendment No. 1 filed on Form 18-K/A on November 23, 2020, to the 2019 annual report; and

•

Each subsequent annual report on Form 18-K and any amendment on Form 18-K/A filed after the date of this prospectus and prior to the termination of the offering of the debt securities, warrants and/or units.

Later information that Peru files with the SEC will update and supersede earlier information that it has filed.

Any person receiving a copy of this prospectus may obtain, without charge and upon request, a copy of any of the above documents (including only the exhibits that are specifically incorporated by reference in them). Requests for such documents should be directed to:

Ministerio de Economía y Finanzas del Perú

Jr. Junín 319

Cercado de Lima, Lima, Perú

Attention: Director General of the General Directorate of Public Treasury

Telephone: +51 1 311 5931

THE ISSUER

Republic of Peru

Ministerio de Economía y Finanzas del Perú

Jr. Junín 319

Cercado de Lima, Lima

Peru

Attn: Director General of the General Directorate of Public Treasury

Facsimile: +51 1 626-9921

Telephone: +51 1 311-5931

TRUSTEE, REGISTRAR, TRANSFER AGENT AND PAYING AGENT	LUXEMBOURG PAYING AGENT, LUXEMBOURG TRANSFER AGENT AND LUXEMBOURG LISTING AGENT

The Bank of New York Mellon 240 Greenwich Street, Floor 7 East New York, New York 10286 United States of America Facsimile: +1 212 815 5603 Attention: International Corporate Trust	The Bank of New York Mellon SA/NV, Luxembourg Vertigo Building – Polaris 2-4 rue Eugene Ruppert L-2453 Luxembourg Facsimile: +1352 2452-4204 Attention: International Corporate Trust

LEGAL ADVISORS

To the Republic of Peru in respect of U.S. Law	To the Global Coordinators and Bookrunners in respect of U.S. Law

Paul Hastings LLP 200 Park Avenue New York, New York 10166 United States of America	Shearman & Sterling LLP 599 Lexington Avenue New York, New York 10022 United States of America

To the Republic of Peru in respect of Peruvian Law	To the Global Coordinators and Bookrunners in respect of Peruvian Law
Hernández & Cía. Abogados S.Civ.R.L. Av. Javier Prado Oeste Nº 795 Magdalena del Mar, Lima Peru	Payet, Rey, Cauvi, Pérez Abogados Av. Victor Andrés Belaúnde, 147 Edificio Real 3, Piso 12 San Isidro, Lima Peru

Republic of Peru